Exhibit 99.2

LEASE

[Phase 3 Properties / Icagen, Inc.]

[8,932 SF]

THIS LEASE (“Lease”) is dated for reference purposes only August 8, 2007, by and between 3908 PATRIOT DRIVE LLC, a Delaware limited liability company (“Landlord”), and ICAGEN, INC., a Delaware corporation (“Tenant”).

1. Lease Premises.

1.1 Landlord hereby leases to Tenant and Tenant hereby leases from Landlord during the term of this Lease, on the terms and conditions set forth herein, those certain premises (“Premises”) consisting of 8,932 square feet of Rentable Area in the existing building (“Building”) located at 3908 Patriot Drive, Durham, North Carolina, on real property legally described on Exhibit “A” attached hereto, together with all parking rights herein provided and all appurtenances and other rights with respect thereto (“Property”). The Building consists of 48,394 square feet of Rentable Area, and the Premises constitute 18.46% of the Building. The Building, the Property, and all landscaping, parking facilities, and other improvements and appurtenances related thereto are hereinafter collectively referred to as the “Project.” The site plan for the Project is attached hereto as Exhibit “B”, and the Premises are outlined on Exhibit “C”. All portions of the Project which are for the non-exclusive use of tenants of the Project, including without limitation equipment rooms and exterior roadways, driveways, sidewalks, parking areas, and landscaped areas, are indicated on the Exhibit B and hereinafter referred to as “Common Areas.”

2. Basic Lease Provisions.

2.1 For convenience of the parties, certain basic provisions of this Lease are set forth herein, which provisions are subject to the remaining terms and conditions of this Lease and are to be interpreted in light of such remaining terms and conditions.

2.1.1	Rentable Area of the Premises:

8,932 square feet

2.1.2	Basic Annual Rent:

$165,242 ($18.50 per square foot per year for 8,932 square feet of Rentable Area, subject to adjustment pursuant to Article 6 and Section 8.1)

2.1.3	Monthly Installment of Basic Annual Rent:

$13,770.17 (1/12 of $18.50 per square foot per year for 8,932 square feet of Rentable Area, subject to adjustment pursuant to Article 6 and Section 8.1)

2.1.4	Tenant’s Pro Rata Share: 18.46% of the Project (subject to adjustment pursuant to Section 8.1)

2.1.5	(a) Commencement Date: The earlier of January 1, 2008 or the date when Tenant occupies the Premises for operation of its business (subject to Landlord Delays as defined in Section 3.3 below)

(b) Term Expiration Date: Five (5) years from actual Commencement Date

2.1.6	Security Deposit: Cash or Letter of Credit in the amount of $100,000

2.1.7	Permitted Use: Uses permitted in Section 10.1

2.1.8	Address for Rent Payment and Notices to Landlord:

3908 Patriot Drive LLC

c/o Phase 3 Properties, Inc.

8910 University Center Lane, Suite 265

San Diego, CA 92122

Attn: Ms. Corrine Gulutz

Phone: (858) 546-0888

Fax: (858-546-0999

Email: gulutz@phase3properties.com

Landlord’s Local Representative:

CB Richard Ellis | Asset Services 1201 Edwards Mill Road, Suite 100 Raleigh, NC 27607 Attn: Ms. Gayle Hoffee, Real Estate Manager Phone: (919) 719-3122 Fax: (888) 827-5777 Email: gayle.hoffee@cbre.com

and

CB Richard Ellis | Director of Asset Services

1500 Sunday Drive, Suite 103

Raleigh, NC 27607

Attn: Ms. Stella Walton, RPA, Vice President

Phone: (919) 719-3121

Fax: (888) 827-5777

Email: stella.walton@cbre.com

2.1.9	Address for Notices to Tenant:

Icagen, Inc. P.O. Box 14487 Research Triangle Park, NC 27709 Attn: Accounting

2.2. The following exhibits are attached hereto and incorporated herein by this reference:

Exhibit “A”	Legal Description of Project
Exhibit “B”	Site Plan of the Project
Exhibit “C”	Outline of the Premises/Floor Plan
Exhibit “D”	Form of Acknowledgment of Commencement Date
Exhibit “E”	Form of Letter of Credit
Exhibit “F”	Rules and Regulations
Exhibit “G”	Property Removable by Tenant

3. Term.

3.1 This Lease shall take effect and be binding upon and inure to the benefit of Landlord and Tenant from the date of execution hereof by each of the parties hereto. Landlord hereby tenders possession of the Premises to Tenant. Tenant, upon acceptance of possession of the Premises, shall comply with all terms of this Lease (other than the payment of Rent, which shall commence as set forth in Section 3.2).

3.2 Tenant’s obligation to pay Rent shall commence on the Commencement Date set forth above. The term of this Lease shall end (the “Term Expiration Date”) five (5) years from the Commencement Date, subject to earlier termination of this Lease or extension of the term as provided herein. Landlord and Tenant shall execute a written acknowledgment of the Commencement Date and the Term Expiration Date when such is established in substantially the form attached hereto as Exhibit “D” and attach it to this Lease as Exhibit “D-1”; provided, however, failure to execute and deliver such acknowledgment shall not affect Tenant’s liability hereunder.

3.3 The Commencement Date as defined in Section 3.2 above shall be delayed one (1) day for each one (1) day of delay in the event of a Landlord Delay. The term “Landlord Delay” as used in this Lease shall mean any delay in the completion of the Tenant Improvements which is due to any act or omission of Landlord or its agents or contractors, whether willful, negligent or otherwise. The term Landlord Delay shall include, but shall not be limited to, any (i) delay in Landlord tendering possession of the Premises to Tenant; (ii) delay in the giving of authorizations or approvals by Landlord; (iii) delay attributable to the acts or failures to act, whether willful, negligent or otherwise, of Landlord, or of its agents, employees, or contractors, where such acts or failures to act delay the completion of the Tenant Improvements; (iv) delay attributable to the interference of Landlord, or of its agents, employees, or contractors, with the completion of the Tenant Improvements or the failure or refusal of any such party to permit Tenant or its agents or contractors priority access to and priority use of the Premises or any Building facilities or services, which access and use are required for the orderly and continuous performance of the work necessary to complete the Tenant Improvements; and (v) delay by Landlord in administering and paying when due the Tenant Improvement Allowance.

4. Possession and Construction of Tenant Improvements.

4.1 Immediately upon execution of this Lease, Landlord shall tender possession of the Premises to Tenant in its existing “as is” condition (except as herein expressly provided to the contrary) for construction of the Tenant Improvements (as defined below; provided, however, Landlord shall remain responsible for repairs of latent structural defects in the Building.

4.2 Tenant shall construct such improvements in the Building as it desires for its use and occupancy (“Tenant Improvements”) in accordance with plans and specifications prepared by Tenant and approved by Landlord in its reasonable discretion (“Tenant Improvement Plans”). Preparation of the Tenant Improvement Plans and construction of the Tenant Improvements shall be at Tenant’s cost and expense, subject to Landlord providing the Tenant Improvement Allowance described in Section 4.3 below. Tenant shall retain its own architect, engineers and contractors for the design and construction of the Tenant Improvements, subject to Landlord’s approval, which shall not be unreasonably withheld, conditioned or delayed and shall be deemed given if not so reasonably withheld within five (5) days following delivery of the Tenant Improvement Plans to the Landlord. Landlord’s approval of the Tenant Improvement Plans, and any revisions and supplements thereto, shall be required only if the revisions and supplements to the Tenant Improvement Plans are not reasonably consistent as to scope of work and quality of finishes with the plans reviewed by Landlord prior to the execution of this Lease; and any such required approval shall not be unreasonably withheld, conditioned or delayed and shall be deemed given if not so reasonably withheld within five (5) days following delivery of the plans to Landlord. Tenant shall ensure that the Tenant Improvements, and in particular the walls devising the Premises from the balance of the Building, are sufficient to attenuate the sound of Tenant’s animals in the vivarium.

4.3 Landlord shall contribute for the cost of the Tenant Improvements the sum of $260,000, which is calculated at the rate of $29.11 per square foot for the 8,932 square feet of Rentable Area. All sums contributed by Landlord to the costs of the Tenant Improvements under this Section 4.3 shall be referred to herein as the “Tenant Improvement Allowance.” The Tenant Improvement Allowance shall be disbursed by Landlord to Tenant as work progresses, and any cost of Tenant Improvements in excess of $29.11 per square foot of Rentable Area shall be paid by Tenant as the work progresses on a monthly basis in accordance with the provisions of Section 4.4.

4.4 Tenant shall prepare a budget for the design, permitting and construction of the Tenant Improvements (“Tenant Improvement Budget”), including (i) design and architectural fees, (ii) engineering fees, (iii) costs of processing and obtaining permits from any governmental entity, (iv) water and sewer connection charges, utilities consumed for construction, and other expenses related or similar thereto, (v) payments to architects, designers, contractors, subcontractors and material suppliers and the other direct costs incurred in the design and construction of the Tenant Improvements, (vi) premiums for insurance carried by Tenant or its contractors, subcontractors, designers, or architects with respect to the construction, and (vii) costs of installing separate meters to measure utilities provided to the Premises. Landlord shall provide Tenant with an electronic copy of as-built plans for the Premises, within five (5) days of mutual execution of this Lease. As work progresses on the Tenant Improvements, Tenant shall submit an application for payment (“Application for Payment”) to Landlord no more often than monthly, for work completed by and through the twentieth (20th) day of the previous month, for disbursement of the Tenant Improvement Allowance. Applications for Payment may be made only for work actually completed or services actually provided and shall include a detailed description of such completed Tenant Improvement work or services. Applications for Payment shall include copies of the invoices to Tenant by Tenant’s contractor(s) or other vendors for the work completed. As a condition of payment of any Application for Payment, Landlord shall require the certification by both Tenant and Tenant’s architect that the described Tenant Improvement Work or services have been completed. Landlord shall disburse the requested funds directly to Tenant (or, at Tenant’s election, to a contractor or other vendor) on or before the tenth (10th) day of the calendar month immediately succeeding the last day covered by the Application for Payment. Notwithstanding the foregoing, if Tenant fails to promptly pay to any vendor or contractor any amount included in an Application for Payment submitted to Landlord, then at its election, Landlord may disburse any sums otherwise owing by Landlord to Tenant hereunder by joint check in the name of the Tenant and the applicable vendors or contractors, until Tenant demonstrates to Landlord’s reasonable satisfaction that all vendors and contractors have been paid current; provided, however, that the foregoing shall not apply to any vendor or contractor (i) with which Tenant has a good faith dispute, (ii) to whom Tenant has paid all sums that are not in dispute, and (iii) for whom Tenant has provided Landlord with a bond or other appropriate assurances that no lien will attach to Landlord’s right, title and interest in the Premises. Tenant agrees to reasonably cooperate with Landlord in compiling the Applications for Payment in form and content reasonably satisfactory to Landlord’s construction lender. If the Tenant Improvement Budget, as initially adopted or as revised from time to time because of changes in work, cost overruns, or otherwise, exceeds the amount of the Tenant Improvement Allowance, then Landlord shall disburse the Tenant Improvement Allowance and Tenant shall pay the overage on a monthly basis as the work progresses, so that the periodic disbursements of the Tenant Improvement Allowance and the payments by Tenant and Landlord shall at all times be proportional to the total cost of the Tenant Improvements to be paid by the Tenant Improvement Allowance and by Tenant.

5. Rent.

5.1 Tenant agrees to pay Landlord as Basic Annual Rent for the Premises as set forth below the sum set forth in Section 2.1.2, subject to adjustment as set forth in Article 6 and 8.3. Basic Annual Rent shall be paid in the equal monthly installments set forth in Section 2.1.3, subject to adjustment as set forth in Sections 6.1 and 8.3, each in advance on the first day of each and every calendar month during the term of this Lease.

5.2 In addition to Basic Annual Rent, Tenant agrees to pay to Landlord as additional rent (“Additional Rent”), at the times hereinafter specified in this Lease (i) Tenant’s Pro Rata Share (as defined in Section 7.3(a) and as set forth in Section 2.1.4, subject to adjustment pursuant to Section 8.1) of Operating Expenses as provided in Article 7 and (ii) all other amounts that Tenant assumes or agrees to pay under the provisions of this Lease, including but not limited to any and all other sums that may become due by reason of any default of Tenant under this Lease or failure on Tenant’s part to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant.

5.3 Basic Annual Rent and Additional Rent shall together be denominated “Rent.” Except as expressly set forth in this Lease, Rent shall be paid to Landlord, without notice, demand, abatement, suspension, deduction, setoff, counterclaim, or defense, in lawful money of the United States of America, at the office of Landlord as set forth in Section 2.1.8 or to such other person or at such other place as Landlord may from time to time designate in writing.

5.4 In the event the term of this Lease commences or ends on a day other than the first day of a calendar month, then the Rent for such fraction of a month or year shall be prorated for such period on the basis of a thirty (30) day month and the monthly amount shall be paid at the then current rate for such fractional month prior on or before the commencement of the partial month.

6. Rental Adjustments.

6.1 The Basic Annual Rent set forth in Sections 2.1.2 and 2.1.3 shall be increased by three percent (3%) annually, compounded, commencing on the first anniversary of the Commencement Date, and on the same day of each year thereafter for so long as this Lease continues in effect.

7. Operating Expenses.

7.1 As used herein, the term “Operating Expenses” shall include:

(a) Government impositions including, without limitation, real and personal property taxes and assessments (but excluding personal property taxes and assessments of other tenants of the Project) levied upon the Project or any part thereof; amounts due under any improvement bond upon the Project and assessments levied in lieu thereof (except to the extent they represent costs related to the construction of the Project); any tax on or measured by gross rentals received from the rental of space in the Project or tax based on the square footage of the Building to the extent such tax is in lieu of or in the nature of a property tax (no such tax is imposed at this time; this is not intended to encompass an income tax, only a tax based on revenue in the nature of a property tax if imposed in the future); and any utilities surcharges or any other costs levied, assessed or imposed by, or at the direction of, or resulting from statutes or regulations, or interpretations thereof promulgated by, any federal, state, regional, municipal or local government authority in connection with the use or occupancy of the Building or Project, and any expenses, including the reasonable cost of attorneys or experts, reasonably incurred by Landlord in seeking reduction by the taxing authority of the applicable taxes not to exceed the amount of any such reduction, less tax refunds obtained as a result of an application for review thereof.

(b) Except as set forth in Section 7.2 below, all other net and actual costs paid or incurred by Landlord for the maintenance and operation of the Project in a first class condition, including, by way of examples and not as a limitation upon the generality of the foregoing, costs of (i) maintenance, repairs and replacements to improvements within the Project as appropriate to maintain the Project in first class condition; (ii) utilities furnished to the Common Areas of the Project (except those utilities which are consumed by individual tenants in their respective premises); (iii) sewer fees; (iv) trash collection; (v) cleaning (including windows); (vi) maintenance of landscape and grounds; (vii) maintenance of drives and parking areas, including periodic resurfacing; (viii) reasonable and customary security services; (ix) maintenance, repair, and replacement of reasonable and customary security devices; (x) building supplies; (xi) maintenance, repair, and replacement of equipment utilized for operation and maintenance of the Project; (xii) costs of maintenance, repairs and replacements of mechanical, plumbing, electrical and other systems which are part of the Building core and shell; (xiii) insurance premiums; (xiv) insurance deductibles and other portions of insured losses attributable to Tenant Improvements deductible by reason of insurance policy terms; (xv) service contracts for work of a nature before referenced; (xvi) costs of services of independent contractors retained to do work of nature before referenced at reasonable and customary rates; (xvii) costs of compensation (including employment taxes and fringe benefits) of all persons who perform regular and recurring duties connected with the day-to-day operation and maintenance of the Project at reasonable and customary rates; and (xviii) reasonable costs of management services up to a maximum of four percent (4%).

7.2 Notwithstanding the foregoing, Tenant shall not have any obligation to perform or to pay directly, or to reimburse Landlord for, and Operating Expenses shall not include, the Tenant Improvement Allowance shall not be reduced by, and Tenant shall not be responsible for, and shall have no obligations to pay, the following costs and expenses, repairs, maintenance, improvements, replacements, premiums, claims, losses, fees, charges, and liabilities (collectively, “Costs”):

(a) Costs incurred for the initial construction of the Project (although costs of Tenant Improvements in excess of the Tenant Improvement Allowance shall remain the obligation of Tenant as set forth in and pursuant to Article 4);

(b) Costs incurred for the repair, maintenance or replacement of the structural components of : (i) the footings, (ii) the foundation, (iii) the ground floor slab, (iv) the roof and (v) the load bearing walls of the Building (but excluding painting and ordinary maintenance and repair of exterior surfaces, which are Operating Expenses under Section 7.1(b));

(c) Costs incurred to correct any defects in design, materials or construction of the Project or to comply with any violation of any covenants, conditions and restrictions applicable to the Premises or the Project as of the date of this Lease (provided that costs incurred to correct any defects in design, materials or construction of the Tenant Improvements constructed by Tenant shall remain the obligation of Tenant pursuant to Article 4);

(d) Costs, expenses and penalties (including without limitation attorneys fees) incurred as a result of the use, storage, removal, investigation, or remediation of Hazardous Material (defined in Section 39.14) not introduced to the Premises by Tenant or its employees, contractors, agents, representatives, or invitees (provided that such costs for Hazardous Material introduced to the Premises by Tenant or its employees, contractors, agents, representative, or invitees shall be the responsibility of Tenant pursuant to the provisions of Article 39);

(e) Interest, principal, points and other fees on debt or amortization of any debt secured in whole or part by all or any portion of the Project (provided that interest upon a government assessment or improvement bond payable in installments may be an Operating Expense to the extent provided under Section 7.1(a));

(f) Costs incurred in connection with the financing, sale or acquisition of the Project or any portion thereof;

(g) Costs, expenses, and penalties (including without limitation attorneys’ fees) incurred due to the violation by Landlord of any underlying deed of trust, mortgage or ground lease affecting the Project or any portion thereof, and fees, commissions, attorneys’ fees, Costs or other disbursements incurred in connection with negotiations or disputes with any other occupant of the Project and Costs arising from the violation by Landlord or any other occupant of the Project of the terms and conditions of any lease or other agreement affecting the Project;

(h) Expense reserves, depreciation and amortization of any type (provided this exclusion is not intended to delete from Operating Expenses actual costs of maintenance, repairs and replacements which are otherwise included within Operating Expenses);

(i) Costs incurred as a result of the negligence, willful misconduct, breach of this Lease, violation of any statute, ordinance or other source of applicable law, or breach of contract by any party other than Tenant and its employees, contractors, agents, invitees, successors, assigns or representatives, or tort liability of any party other than Tenant;

(j) Costs incurred in leasing or procuring tenants (including, without limitation, lease commissions, advertising expenses, attorneys’ fees and expenses of renovating space for tenants);

(k) Advertising, marketing, media and promotional expenditures regarding the Project and Costs of signs identifying the owner, lender, any other occupants of the Project, or any contractor thereof;

(l) any wages, fees, salaries or other compensation of the executive employees or principals of Landlord, Costs incurred to investigate, remove, remediate or otherwise respond to any Hazardous Material present on or about the Project other than as set forth in Article 39;

(m) any rentals and related expenses incurred in leasing equipment which may be classified as capital expenditures under generally accepted accounting principles;

(n) any net income, franchise, capital stock, estate or inheritance taxes or taxes which are the personal obligation of Landlord or of another tenant of the Project;

(o) Costs which relate to any renovation, improvement, painting or redecorating of any rental space in the Project other than the Premises, including without limitation, building permit, license and inspection costs, incurred with respect to the installation of improvements made for other occupants of the Project or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant tenant space in the Project for other occupants in the Project or which arise in connection with any breach of obligation or other dispute concerning such preparation;

(p) legal expenses arising out of the initial construction of the Project or for the enforcement of the provisions of any tenant leases (other than the legal expenses related to this Lease, which shall be governed by Article 26);

(q) Cost of any work or service performed for or facilities furnished to a tenant at such tenant’s cost, or arising with respect to a service of a type not provided to Tenant;

(r) any interest or penalties imposed upon Landlord by any taxing authority for late payment or otherwise;

(s) any other expense otherwise chargeable as part of the cost of operation and maintenance but which is not of general benefit to all occupants of the Project but is primarily for the benefit of one or more specific tenants;

(t) Landlord’s charitable or political contributions;

(u) the amount of any payments to subsidiaries and affiliates of Landlord for services to the Project or for supplies or other materials to the extent that the cost of such services, supplies or materials exceeds the cost which would have been paid had the services, supplies or materials been provided by unaffiliated parties on a competitive basis (provided, however, any fee for management services paid to an affiliate of Landlord shall be in the amount set forth in Section 7.1(b)); and

(v) Costs of electric power or other utility costs for which Tenant directly contracts with a public service company or which arise from the disproportionate use of any utility or service supplied by Landlord to any other occupant of the Project;

(w) Except to the extent of Tenant’s responsibility under Article 22, Costs occasioned by fire, acts of God, or other casualties and condemnations and Costs for which Landlord is reimbursed from others;

(x) Costs for repairs, alterations, improvements, equipment and tools which could properly be capitalized under generally accepted accounting principles, except to the extent the Cost is amortized over the useful life of the capital item in question;

(y) Costs for insurance coverage not customarily carried by landlords or paid by tenants of similar projects in the vicinity of the Premises (except to the extent required by Landlord’s mortgage lender), and increases in insurance costs caused by the activities of another occupant of the Project;

(z) Wages, salaries, compensation, and labor burden for any employee not stationed on the Project on a full time basis or any fee, profit or compensation retained by Landlord or its affiliates for management and administration of the Project in excess of the management fee described in Section 7.1(b); and

(aa) Costs and expenses for which Tenant reimburses Landlord directly or which Tenant pays directly to a third person

7.3 Tenant shall pay to Landlord on the first day of each calendar month of the term of this lease, as Additional Rent, Landlord’s good faith estimate of Tenant’s Pro Rata Share (as set forth in 2.1.6) of Operating Expenses with respect to the Project for such month.

(a) “Tenant’s Pro Rata Share” under this Lease shall mean the percentage set forth in Section 2.1.4 (subject to adjustment pursuant to Section 8.1), determined by dividing the Rentable Area of the Premises by the total Rentable Area of the Project.

(b) Within sixty (60) days after the conclusion of each calendar year, Landlord shall furnish to Tenant in writing a statement (the “Annual Operating Expense Statement”) showing in reasonable detail the actual Operating Expenses and Tenant’s Pro Rata Share of Operating Expenses for the previous calendar year. Any additional sum due from Tenant to Landlord shall be due and payable within thirty (30) days of Tenant’s receipt of such statement. If the amounts paid by Tenant pursuant to this Section 7.3 exceed Tenant’s Pro Rata Share of Operating Expenses for the previous calendar year, the difference shall be credited by Landlord against the Rent next due and owing from Tenant; provided that, if the Lease term has expired, Landlord shall accompany said statement with payment for the amount of such difference. Landlord’s obligation to return any excess Operating Expenses shall survive termination of the Lease.

(c) Any amount due under this Section 7.3 for any period which is less than a full year or a full month shall be prorated for such fractional year and month.

(d) Operating Expenses which are fairly allocated to one or more tenants of the Project shall be so allocated, and shall be separately scheduled on the Annual Operating Expense Statement.

7.4 Tenant shall have the right, at Tenant’s expense, upon reasonable notice during reasonable business hours, to have certified public accountants or other persons authorized by Tenant inspect that portion of Landlord’s books, records, invoices, and other data which are relevant to preparation of the Annual Operating Expense Statement provided any request for such review shall be furnished within one hundred eighty (180) days after Tenant’s receipt of such statement as to a prior year’s Operating Expenses. If, as a result of Tenant’s inspection of Landlord’s books, the amount of Operating Expenses relating to the Premises identified on such annual statement is found to exceed the actual Operating Expenses of the Premises, Landlord shall, within ten (10) days after Tenant’s request therefor, refund to Tenant the amount of overpayment by Tenant. In addition, if such audit reveals that the Operating Expenses paid by Tenant in any year exceed one hundred five percent (105%) of the actual Operating Expenses which should have been paid by Tenant in such year, Landlord shall reimburse Tenant for the reasonable cost of such audit. In all other cases, Tenant shall pay for the reasonable cost of the audit.

7.5 Operating Expenses for the calendar year in which Tenant’s obligation to pay them commences and in the calendar year in which such obligation ceases shall be prorated. Expenses such as taxes, assessments and insurance premiums which are incurred for an extended time period shall be prorated based upon time periods to which applicable so that the amounts attributed to the Premises relate in a reasonable manner to the time period wherein Tenant has an obligation to pay Operating Expenses. The responsibility of Tenant for Operating Expenses pursuant to Section 7.3 shall continue to the latest of (i) the date of termination of this Lease or (ii) the date Tenant has fully vacated the Premises.

8. Rentable Area.

8.1 Landlord and Tenant agree that the Rentable Area of the Project is 48,394 square feet, that the Rentable Area of the Premises is 8,932 square feet, and that Tenant’s Pro Rata Share is 18.46%. The Rentable Area, Common Area and Tenant’s Pro Rata Share shall not be adjusted on account of re-measurement of the Building or the Premises; provided, however, if the Expansion Space is added to the Premises pursuant to Section 41, Tenant’s Pro Rata Share shall be proportionately increased.

9. Security Deposit.

9.1 Within seven (7) days following execution of this Lease by both parties, Tenant shall deposit with Landlord cash (“Cash Deposit”) or an irrevocable stand-by letter of credit (“Letter of Credit”) in the amount of $100,000, to be held by Landlord as security for the faithful performance by Tenant of all of the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the term and any extension term hereof. If Tenant defaults with respect to any provision of this Lease, including but not limited to any provision relating to the payment of Rent, and subject to any notice requirements and cure periods for Tenant’s benefit set forth in Article 24, Landlord may (but shall not be required to) draw from any Letter of Credit and apply from such proceeds of the Letter of Credit or the Cash Deposit, as the case may be, the amount required to cure the default, and to use, apply or retain the proceeds thereof for the payment of any Rent or any other sum in default, or to compensate Landlord for any other reasonable loss or damage which Landlord may suffer by reason of Tenant’s default. Any amount not used to cure a default or to compensate Landlord for its reasonable loss or damage shall be deposited and held by Landlord in a segregated interest-bearing account, labeled as a security deposit for this Lease, with interest added to principal and held and disbursed as part of the security deposit pursuant to this Article 9.

9.2 Tenant shall be responsible for any expenses in obtaining and maintaining any Letter of Credit.

9.3 The Letter of Credit, and any replacement Letter of Credit, shall be issued by a financial institution reasonably acceptable to Landlord and Landlord’s lender. Should the institution be placed in conservatorship or receivership by the Federal Deposit Insurance Corporation or any other state of federal regulatory agency, Tenant shall, within thirty (30) days after written request by Landlord, provide a replacement Letter of Credit from a financial institution reasonably acceptable to Landlord, and in the event Tenant fails to do so, Landlord may draw on the Letter of Credit and use the proceeds thereof as a security deposit in accordance with the provisions of Section 9.1.

9.4 The Letter of Credit shall be substantially in the form attached hereto as Exhibit “E” or in such other form as the Landlord shall approve in its reasonable discretion.

9.5 The initial Letter of Credit shall be for a period of not less than one (1) year, and any replacement Letter of Credit shall be for a period of not less than one (1) year. The initial Letter of Credit (or any later replacement Letter of Credit) shall be replaced by Tenant by delivering to Landlord a replacement Letter of Credit at least thirty (30) days prior to the expiration of the then current Letter of Credit. If Tenant fails to deliver a replacement Letter of Credit at least thirty (30) days prior to the expiration of the then current Letter of Credit, Landlord shall have the right to draw the total amount of the then current Letter of Credit and hold the proceeds thereof as a security deposit pursuant to the provisions of Section 9.1. The Letter of Credit shall be successively renewed or replaced until that date which is thirty (30) days after the expiration of the initial or any extended term of this Lease.

9.6 In the event of the use of any portion of the Cash Deposit or proceeds of the Letter of Credit, Tenant shall within ten (10) days after another request therefor replenish the Cash Deposit or replenish the proceeds of the Letter of Credit or substitute a new Letter of Credit to the full amount set forth above.

9.7 Any Cash Deposit or Letter of Credit shall be transferable by Landlord to a successor Landlord or mortgagee or beneficiary of a deed of trust encumbering the Premises which agrees to hold and disburse the Cash Deposit or Letter of Credit in accordance with the provisions of this Article 9 (and Landlord shall notify Tenant concurrently of any such transfer), or, in the case of a Letter of Credit, a substitute Letter of Credit shall be issued to any such entity at the request of Landlord; provided, however, that Landlord shall pay any expenses incurred by Tenant on account of any such transfer or issuance.

9.8 In the event of bankruptcy or other debtor/creditor proceedings against Tenant, the proceeds of the Cash Deposit or the Letter of Credit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for all periods prior to the filing of such proceedings.

9.9 Landlord shall deliver the Cash Deposit or Letter of Credit, and any proceeds thereof, to any purchaser of Landlord’s interest in the Premises (and Landlord shall notify Tenant concurrently of any such transfer), and thereupon Landlord shall be discharged from any further liability with respect thereto provided that such purchaser has agreed to assume in writing the obligations of Landlord hereunder. This provision shall also apply to any subsequent transfers.

9.10 The Cash Deposit or Letter of Credit, and any proceeds thereof, shall be returned to Tenant within thirty (30) days following the expiration of this Lease, except for amounts which are needed by Landlord to cure any default by Tenant. This obligation shall survive termination of this Lease.

9.11 In the event that Tenant’s unencumbered cash and cash equivalents (collectively “Liquid Assets”) on any day following the date of this Lease drop below Six Million Dollars ($6,000,000.00) in aggregate value (“Cash Deficiency Event”), then Tenant shall be required immediately to give Landlord written notice of such Cash Deficiency Event and, within five (5) business days following such Cash Deficiency Event, Tenant shall cause an additional standby irrevocable letter of credit substantially in the form of Exhibit “E” attached hereto and made a part hereof by this reference (“Supplemental Letter of Credit”) to be issued in compliance with all provisions of this Article 9 related to letters of credit and to deliver the Supplemental Letter of Credit to Landlord within such five (5) business day period. Such Supplemental Letter of Credit shall be held pursuant to the terms of Article 9 above. Tenant shall cause the Supplemental Letter of Credit to be issued in the following amount (the “Supplemental LOC Amount”): the amount of unamortized Tenant Improvement Allowance as of the date of the Cash Deficiency Event; provided, however, the Supplemental LOC Amount shall be reduced on a dollar-for-dollar basis for any unamortized Tenant Improvements for which Tenant pays to Landlord within five (5) business days following a Cash Deficiency Event. After issuance of the Supplemental Letter of Credit, Tenant may substitute a revised letter of credit in an amount equal to the then-current Supplemental LOC Amount, provided that such substituted letter of credit meets all the requirements of Article 9 and this Section 9.11, and, provided further, that the replacement Supplemental Letter of Credit is issued and delivered to Landlord prior to Landlord being obligated to return the existing Supplemental Letter of Credit.

9.12 In the event that Tenant’s unencumbered Liquid Assets on any day following the date of this Lease drop below Three Million Dollars ($3,000,000.00) in aggregate value (“Letter of Credit Liquidation Event”), then Tenant shall be required immediately to give Landlord written notice of such Letter of Credit Liquidation Event, and Landlord, without notice to Tenant and without prejudice to any other remedy available to Landlord under the Lease, at law or in equity, shall be entitled to present the Supplemental Letter of Credit for payment in whole or in part and to receive and retain all amounts paid on the Supplemental Letter of Credit, to hold such amount as an additional security deposit under this Lease.

In the event that Tenant’s unencumbered Liquid Assets on any day following the Letter of Credit Liquidation Event rise above Six Million Dollars ($6,000,000.00) in aggregate value and remain above such level for one hundred twenty (120) consecutive days, then Tenant shall have the right to give Landlord written notice of such increase, and Landlord shall return to Tenant the Supplemental Letter of Credit and any unapplied LOC Amount within thirty (30) days after receipt of Tenant’s notice.

9.13 If the Supplemental Letter of Credit is issued and provided to Landlord, and so long as Landlord is entitled to present the Supplemental Letter of Credit for payment as provided in Section 9.12 above, Tenant shall provide to Landlord on a monthly basis by email (to the email addresses for Landlord provided in the Notices section of this Lease), copies of financial reports certified by Tenant’s chief financial officer as being true and correct in all material respects to the best knowledge of such individual providing a summary of the status of unencumbered Liquid Assets at the end of each immediately preceding month.

10. Use.

10.1 Tenant may use the Premises for any use permitted by (i) the applicable zoning governing the Property and (ii) any other laws, regulations, ordinances, and permits applicable to the Premises, and shall not use the Premises, or permit or suffer the Premises to be used for any other purpose without the prior written consent of Landlord.

10.2 Tenant shall conduct its business operations and use the Premises in compliance with all federal, state, and local laws, regulations, ordinances, requirements, permits and approvals applicable to the Premises. Subject to Section 10.1, Tenant shall not use or occupy the Premises in violation of any law or regulation or the certificate of occupancy issued for the Building, and shall, upon five (5) days’ written notice from Landlord, discontinue any use of the Premises which is declared by any governmental authority having jurisdiction to be a violation of law or the certificate of occupancy. Subject to Section 10.1, Tenant shall comply with any direction of any governmental authority having jurisdiction which shall, by reason of the nature of Tenant’s use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to the Premises or with respect to the use or occupation thereof. Tenant shall not be deemed to be in default of the foregoing obligation (a) until any notice and cure period provided under this Lease has expired or (b) if Tenant has the right to appeal such directive, and Tenant prosecutes such appeal in a timely fashion and in a manner that does not impose any lien, charge or other obligation on Landlord or any portion of the Project, during any such appeal period.

10.3 Tenant shall not do or permit to be done anything which will invalidate or increase the cost (unless Tenant agrees to pay such increased cost) of any fire, extended coverage or any other insurance policy covering the Premises, or which will make such insurance coverage unavailable on commercially reasonable terms and conditions, and shall comply with all rules, orders, regulations and requirements of the insurers of the Premises.

10.4 Tenant shall comply with the Americans with Disabilities Act of 1990 (“ADA”), and the regulations promulgated thereunder, as amended from time to time. All responsibility for compliance with the ADA relating to the Premises and the activities conducted by Tenant within the Premises shall be exclusively that of Tenant and not of Landlord, including any duty to make structural or capital improvements, alterations, repairs and replacements to the Premises. Any alterations to the Premises made by Tenant for the purpose of complying with the ADA or which otherwise require compliance with the ADA shall be done in accordance with Article 17; provided, that Landlord’s consent to such alterations shall not constitute either Landlord’s assumption, in whole or in part, of Tenant’s responsibility for compliance with the ADA, or representation or confirmation by Landlord that such alterations comply with the provisions of the ADA. However, nothing in this Lease shall be construed to require Tenant to make structural or capital improvements, alterations, repairs or replacements to comply with ADA unless and until required to do so by order of any government entity or court of law exercising proper jurisdiction with regard thereto, subject to any right to appeal or otherwise contest any such order.

10.5 Tenant may install signage on and about the Premises, including any existing monument sign or new monument sign installed by Tenant, to the extent permitted by, and in conformity with, the applicable sign ordinance and other laws, regulations, ordinances, and permits applicable to the Premises, and to the extent approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant acknowledges that it understands that other tenants will occupy space in the Project, and that the maximum allowable signage is to be shared among all of the tenants on a fair and reasonable basis. Tenant further acknowledges that it is not relying on any representations or warranty of Landlord regarding the number, size or location of any signage. Notwithstanding the foregoing, subject to any applicable sign ordinance and other laws, regulations, ordinances, and permits applicable to the Premises, and Landlord’s reasonable approval, which shall not be unreasonably withheld, conditioned or delayed, Tenant shall be entitled but shall not be required to display at least one exterior sign identifying Tenant on the existing monument sign on the Project. The expense of design, permits, purchase and installation of any signs shall be the responsibility of Tenant and the cost thereof shall be borne by Tenant. At the termination of the Lease, all signs shall be the property of Tenant and shall be removed from the Premises by Tenant, subject to the provisions of Article 30.

10.6 No equipment shall be placed at a location within the Building other than a location designed to carry the load of the equipment. Equipment weighing in excess of floor loading capacity shall not be placed in the Building.

10.7 Subject to Section 10.1, Tenant shall not use or allow the Premises to be used for any unlawful purpose, nor shall Tenant cause, maintain or permit any nuisance or waste in, on, or about the Premises.

11. Brokers.

11.1 Tenant represents and warrants to Landlord that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease other than Grubb & Ellis as Landlord’s broker. Tenant shall indemnify, defend, protect, and hold harmless Landlord from any claim of any other broker as a result of any act or agreement of Tenant, and Landlord shall indemnify, defend, protect, and hold harmless Tenant from any claim of any other broker as a result of any act or agreement of Landlord.

11.2 To the best of Tenant’s knowledge, without investigation or inquiry, Tenant represents and warrants that no broker or agent has made any representation or warranty relied upon by Tenant in Tenant’s decision to enter into this Lease other than as contained in this Lease.

12. Holding Over.

12.1 If, with Landlord’s consent, Tenant holds possession of all or any part of the Premises after the expiration or earlier termination of this Lease, Tenant shall be deemed a tenant from month to month upon the date of such expiration or earlier termination, and in such case Tenant shall continue to pay in accordance with Article 5 the Basic Annual Rent as adjusted in accordance with Article 6, together with Operating Expenses in accordance with Article 7 and other Additional Rent as may be payable by Tenant, and such month-to-month tenancy shall be subject to every other term, covenant and condition contained herein.

12.2 If Tenant remains in possession of all or any portion of the Premises after the expiration or earlier termination of the term hereof without the express written consent of Landlord, Tenant shall become a tenant at sufferance upon the terms of this Lease except that monthly rental shall be equal to one hundred fifty percent (150%) of the Monthly Installment of Basic Annual Rent payable during the last month of the initial term.

12.3 Acceptance by Landlord of Rent after such expiration or earlier termination shall not result in a renewal or reinstatement of this Lease.

12.4 The foregoing provisions of this Article 12 are in addition to and do not affect Landlord’s right to re-entry or any other rights of Landlord under Article 24 or elsewhere in this Lease or as otherwise provided by law.

13. Taxes on Tenant’s Property

13.1 Tenant shall pay not less than ten (10) days before delinquency taxes levied against any personal property or trade fixtures placed by Tenant in or about the Premises. Tenant shall not be responsible for taxes levied against any tenant improvements, alterations, personal property or trade fixtures of other tenants.

13.2 If any such taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property or, if the assessed valuation of the Project is increased by the inclusion therein of a value attributable to Tenant’s personal property or trade fixtures, and if Landlord after written notice to Tenant pays the taxes based upon such increase in the assessed value, then Tenant shall, upon receipt of satisfactory evidence of such tax increase and assignment to Tenant of any claim for a refund, repay to Landlord the taxes so levied against Landlord.

13.3 If any improvements in or alterations to the Premises, whether owned by Landlord or Tenant and whether or not affixed to the Property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which improvements in other spaces in the Project are assessed, then the disproportionate amount of the real property taxes and assessments levied against Landlord or the Project by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property to Tenant and shall be governed by the provisions of Section 13.2 above. Any such excess assessed valuation due to improvements in or alterations to space in the Project leased by other tenants of Landlord shall not be included in the Operating Expenses defined in Section 7, but shall be treated, as to such other tenants, as provided in this Section 13.3, and shall be allocated to such other tenants and any payments thereof by Tenant shall be reimbursed by Landlord to Tenant upon demand. If the records of the County assessor are available and sufficiently detailed to serve as a basis for determining whether said Tenant improvements or alterations are assessed at a higher valuation than improvements in other spaces in the Project, such records shall be binding on both Landlord and Tenant.

13.4 To the extent Tenant fails to make any payment required of Tenant by this Article 13 and Landlord does so on Tenant’s behalf, Tenant shall reimburse Landlord for the cost thereof pursuant to the provisions of Sections 7.1 and 24.3.

14. Condition of Premises.

14.1 Except as expressly provided herein to the contrary, Tenant accepts the Premises in their “as is” condition, except for latent structural defects in the Building, the repair of which shall remain the responsibility of Landlord; provided, however, that Landlord represents and warrants for a period of one (1) year commencing on the Commencement Date that the Building, Premises and all electrical, plumbing, mechanical and HVAC systems are in good order and repair.

14.2 Except as expressly provided herein, Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty, express or implied, with respect to the condition of the Premises, or to the Project or with respect to their suitability for the conduct of Tenant’s business.

15. Common Areas and Parking Facilities.

15.1 Tenant shall have the nonexclusive right, in common with others, to use the Common Areas, subject to the rules and regulations adopted by Landlord and attached hereto as Exhibit “F” together with such other reasonable and nondiscriminatory rules and regulations as are hereafter promulgated by Landlord (the “Rules and Regulations”) and delivered to Tenant in writing; provided, however, that such rules and regulations are applicable to all occupants of the Project, and, if changed, do not increase the cost of Tenant’s conduct of business in the Premises, and do not unreasonably interfere with Tenant’s use and enjoyment of the Premises and Common Areas.

15.2 Tenant shall not place any equipment, storage containers or any other property on the surface parking area or otherwise outside of the Premises without the consent of Landlord, which consent shall be in the sole discretion of Landlord. Tenant may use the existing exterior trash facilities in common with other tenants of the Building, or, if reasonably necessary, may locate its own trash receptacle outside of the Premises at a location approved by Landlord. In the event Tenant elects to locate Hazardous Material storage facilities, water systems, mechanical equipment, emergency generators, or other Tenant Improvements in the parking area, the space used for such facilities shall be deducted from Tenant’s Pro Rata Share of parking described below.

15.3 As an appurtenance to the Premises, Tenant, and its employees and invitees, shall be entitled to use, free of charge, the parking spaces on the Project in common other tenants of the Project on a non-reserved basis. The Project shall have approximately 3.3 parking spaces for each 1,000 square feet of Rentable Area of the Project and shall not be oversubscribed by Landlord.

16. Utilities and Services.

16.1 Tenant shall pay for all water, gas, electricity, telephone, cable television, and other utilities which may be furnished to the Premises during the term of this Lease, together with any taxes thereon. If any such utility is not separately metered to Tenant, Tenant shall pay Tenant’s Pro Rata Share of the costs thereof as an Operating Expense unless Landlord has installed separate meters or measuring devices for the determination of Tenant’s actual use of such utility service. In such case, Tenant shall pay as an Operating Expense the actual cost of that portion of the utility or service actually used by Tenant. Utilities and services provided to the Premises which are separately metered shall be paid by Tenant directly to the supplier of such utility or service, and Tenant shall pay for such utilities and services prior to delinquency during the term of this Lease.

16.2 Landlord shall not be liable for, nor shall any eviction of Tenant result from, any failure of any such utility or service, and in the event of such failure Tenant shall not be entitled to any abatement or reduction of Rent, nor be relieved from the operation of any covenant or agreement of this Lease, and Tenant waives any right to terminate this Lease on account thereof. Notwithstanding the foregoing:

(i) in the event that Landlord is unable to supply any of the Building’s sanitary, electrical, heating, air conditioning, water, elevator, life safety or other essential systems serving the Premises (collectively, the “Essential Services”) from a cause within Landlord’s reasonable control, and such inability of Landlord materially impairs Tenant’s ability to carry on its business in the Premises for a period of fifteen (15)

consecutive calendar days, Basic Annual Rent and Additional Rent shall be abated commencing with the sixteenth (16th) day of such material interference with Tenant’s business,. Such abatement shall continue until the Essential Services have been restored to such extent that the lack of any remaining services no longer materially impairs Tenant’s ability to carry on its business in the Premises. Tenant shall not be entitled to such an abatement to the extent that Landlord’s inability to supply Essential Services to Tenant is caused by Tenant or its employees, contractors, agents, licensees or invitees; and

(ii) in the event of any stoppage or interruption of Essential Services to the Premises, Landlord shall use commercially reasonable efforts to restore Essential Services to the Premises as soon as possible. Landlord shall promptly notify Tenant of any planned or actual interruption of Essential Services, and shall keep Tenant advised of the status of such restoration efforts.

16.3 Except as expressly provided in this Lease Landlord shall have no obligation to provide or pay for janitors, maintenance personnel, and other persons who perform duties connected with the operation and maintenance of the interior of the Premises.

17. Alterations.

17.1 After completion of the Tenant Improvements (which shall be performed in accordance with Section 4) Tenant shall make no alterations, additions or improvements (“Alterations”) in or to the Premises, except for non-structural Alterations costing less than $50,000, without Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed. Tenant shall deliver to Landlord final plans and specifications and working drawings for Alterations to Landlord, and Landlord shall have ten (10) days thereafter to grant or withhold its consent. If Landlord does not notify Tenant of its decision within the ten (10) days, Landlord shall be deemed to have given its approval.

17.2 If a permit is required to construct the Alterations, Tenant shall deliver a completed, signed-off inspection card to Landlord within ten (10) days of completion of the Alterations and the completion of the final inspection, and shall promptly thereafter obtain and record a notice of completion and deliver a copy thereof to Landlord.

17.3 The Alterations shall be constructed only by licensed contractors or mechanics. All contractors, except those constructing non-structural Alterations costing less than $50,000, shall be approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Any such contractor must have in force a general liability insurance policy of not less than $2,000,000 or such other limits as Landlord may reasonably require or approve, which policy of insurance of the general contractor shall name Landlord as an additional insured. Tenant shall provide Landlord with a copy of the contract with the contractor or mechanic prior to the commencement of any construction of Alterations requiring Landlord’s consent.

17.4 Tenant agrees that any Alterations by Tenant shall be accomplished in such a manner as to permit any fire sprinkler system and fire water supply lines to remain fully operable except when minimally necessary for building reconfiguration work.

17.5 Tenant covenants and agrees that all Alterations done by Tenant shall be performed in full compliance with all laws, rules, orders, ordinances, directions, regulations, permits, approvals, and requirements of all governmental agencies, offices, departments, bureaus and boards having jurisdiction, and in full compliance with the rules, orders, directions, regulations, and requirements of any applicable fire rating bureau. Tenant shall provide Landlord with “as-built” plans showing any material Alterations in the Premises within thirty (30) days after completion.

17.6 Before commencing any Alterations requiring Landlord’s consent (other than the initial Tenant Improvements), Tenant shall give Landlord at least five (5) days’ prior written notice of the proposed commencement of such work and, for any such work which exceeds $50,000 in cost, if required by Landlord’s mortgage lender, secure at Tenant’s own cost and expenses a completion and lien indemnity bond approved by Landlord, which approval will not be unreasonably withheld, conditioned or delayed. Upon request, Landlord shall advise Tenant in writing whether it reserves the right to require Tenant to remove any Alterations from the Premises upon termination of the Lease.

17.7 Tenant shall have the right to install (in accordance with the terms and conditions of this Lease), operate and maintain an emergency back-up generator (the “Generator“) and, if necessary based upon the specifications for such Generator, an above ground fuel tank (the “Tank“) to be located in the existing equipment yard behind the Building (the “Equipment Yard”).

(i) Upon receipt of a request from Tenant, Landlord shall advise Tenant as to the location of space at the Project for the installation of Tenant’s Generator and Tank (if applicable) in the Equipment Yard. Any space in the Equipment Yard utilized by Tenant in connection with the Generator and Tank shall not be included in the Premises and no Basic Annual Rent shall be payable therefor but all of the other provisions hereof shall apply thereto as if such space were part of the Premises hereunder. Notwithstanding anything herein to the contrary, Tenant’s right to install the Generator shall be subject to Landlord’s reasonable approval of the manner in which the Generator and Tank are installed, the manner in which any cables and wires are run to and from the Generator to the Premises, the manner in which any lines are run to and from the Generator to the Tank and the measures that will be taken to eliminate any vibrations or sound disturbances from the operation of the Generator. Landlord shall have the right to require an acceptable enclosure (e.g., penthouse enclosures in keeping with others thereon) to hide or disguise the existence of the Generator and/or Tank and to minimize any adverse effect that the installation of the Generator and/or Tank may have on the appearance of the Project. Tenant shall be solely responsible for obtaining all necessary governmental and regulatory approvals and for the cost of installing, operating, maintaining and removing of the Generator. Tenant shall also be responsible for the cost of all utilities consumed in the operation of the Generator.

(ii) Tenant shall be responsible for assuring that the installation, maintenance, operation and removal of the Generator and Tank will not damage the Project other than minor damage in the portion of the Equipment Yard where such Generator and Tank were located caused by the installation and removal thereof (subject to (iii) below). Tenant agrees to be responsible for any damage caused to the Project in connection with the installation, maintenance, operation or removal of the Generator and Tank and, in accordance with the terms of this Lease, to indemnify, defend and hold Landlord harmless from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including, without limitation, reasonable architects’ and attorneys’ fees (if and to the extent permitted by law), which may be imposed upon, incurred by, or asserted against Landlord in connection with the installation, maintenance, operation or removal of the Generator and Tank, including, without limitation, any environmental and hazardous materials claims in connection with the installation, maintenance, operation or removal of the Generator and Tank by Tenant or any of Tenant’s agents, servants, contractors or employees, other than any of the foregoing caused by Landlord’s negligence or willful misconduct.

(iii) Tenant shall be responsible for the installation, operation, cleanliness, maintenance and removal of the Generator, Tank and appurtenances, all of which shall remain the personal property of Tenant, and, subject to the provisions of Section 30 hereof, shall be removed by Tenant at its own expense at the termination of the Lease. Tenant shall repair any damage caused by such removal, including the patching of any holes to match, as closely as possible, the color surrounding the area where the Generator, Tank and appurtenances were attached. Such maintenance and operation shall be performed in a manner to avoid any unreasonable interference with any other tenants or Landlord. Tenant agrees to maintain the Generator and Tank, including without limitation, any enclosure installed around the Generator and Tank, in good condition and repair. Tenant shall be responsible for performing any maintenance and improvements to any enclosure surrounding the Generator and Tank so as to keep such enclosure in good condition.

(iv) Tenant shall only test the Generator before or after normal business hours and upon prior notice to Landlord.

17.8 Ownership and removal of Alterations is governed by Article 30.

18. Repairs and Maintenance.

18.1 Subject to reimbursement by Tenant as its Pro Rata Share of Operating Expenses to the extent provided by Article 7, and subject to the provisions of Article 22 (Damage and Destruction) and 23 (Eminent Domain), Landlord shall repair, replace and maintain the structural and exterior portions of the Building, Project and Common Areas, including foundations, exterior walls, load bearing walls, windows, plate glass, roofing, and roofing covering materials, and plumbing, fire sprinkler system, heating, ventilating, air conditioning and electrical systems installed or furnished by Landlord (and not part of the Tenant Improvements).

18.2 Subject to the provisions of Article 7 (Operating Expenses), Article 22 (Damage and Destruction) and Article 23 (Eminent Domain), and except as otherwise set forth in Section 18.1, Tenant shall, throughout the term of this Lease, at Tenant’s sole cost and expense, keep the Tenant Improvements Tenant is required to surrender to the Landlord in accordance with this Lease, and every part thereof, in good condition and repair, and the Premises tendered by Landlord to Tenant, and every part thereof, in the same condition as received on the date hereof, except for damage to the Premises or such Tenant Improvements from causes beyond the reasonable control of Tenant, damages from casualties, condemnation, Hazardous Materials not placed on or about the Premises by Tenant, its assignees or subtenants or their respective agents, employees, contractors, and ordinary wear and tear. Tenant shall upon the expiration or earlier termination of the term hereof surrender the Premises and the Required Surrender Improvements to Landlord in the same condition as required by the prior sentence.

18.3 If Landlord fails to commence any repair, replacement or maintenance work required of Landlord under Section 18.1 within two (2) business days after Landlord receives Tenant’s written notice of the need for such repairs or maintenance (or such period of time in excess of two (2) business days as is commercially reasonably necessary based upon the nature of such work or the need for permits or other governmental approvals), and such failure materially adversely impairs Tenant’s use of the Premises as provided in this Lease, then Tenant shall be permitted to make such repairs, replacement or maintenance, provided that (i) the cost of such repairs, replacement or maintenance does not exceed Ten Thousand Dollars ($10,000.00); (ii) does not materially adversely impact the (a) base Building systems, (b) structural integrity of the Building, or (c) foundation, roof, structure, or exterior appearance of the Building, (iii) Tenant first gives Landlord an additional two (2) business days’ prior written notice indicating that Tenant intends to undertake such repairs, replacement or maintenance, and (iv) Landlord fails to commence such repairs or maintenance within such two (2) business day period. If Tenant performs any repairs or maintenance as permitted under this Section 18.3, Tenant shall use only vendors and/or contractors approved by Landlord in its reasonable discretion and Landlord agrees to promptly reimburse Tenant for the reasonable, actual and documented costs of such repairs, replacement or maintenance performed by Tenant, but without any offset rights against Rent or any other amounts payable by Tenant under this Lease, within thirty (30) days after receipt of paid invoices therefore (including appropriate back-up documentation). Any repairs, replacement or maintenance performed by Tenant pursuant to this Section 18.3 shall be done in accordance with the provisions of this Lease.

18.4 Notwithstanding Section 18.3 above, in the event of an interruption of Essential Services to the Premises, Tenant shall be permitted to make such repairs, replacement or maintenance work which would otherwise be required of Landlord under Section 18.1 provided that (i) Tenant immediately notifies both Landlord and Landlord’s Local Representative [as identified in Section 2.1.8] by both formal notice, as set forth in Section 42.11, and informal (emergency) notice by phone, voice mail or electronic mail, as the case may be, that an interruption to Essential Services has occurred and that Tenant intends to undertake such repairs, replacement or maintenance as permitted in this Section 18.4; (ii) the cost of such repairs, replacement or maintenance does not exceed Ten Thousand Dollars ($10,000.00); further provided, however, that this cost cap may be waived in writing by Landlord, which waiver shall not be unreasonably withheld, conditioned or delayed; (iii) does not materially adversely impact the (a) base Building systems, and (b) structural integrity of the Building, or (c) foundation, roof, structure, or exterior appearance of the Building; and (iv) any repairs, replacement or maintenance performed by Tenant pursuant to this Section 18.4 shall be done in accordance with the provisions of this Lease. If Tenant performs any repairs, replacement or maintenance as permitted under this Section 18.4, Tenant shall use only vendors and/or contractors approved by Landlord in its reasonable discretion and Landlord agrees to promptly reimburse Tenant for the reasonable, actual and documented costs of such repairs, replacement or maintenance performed by Tenant, but without any offset rights against Rent or any other amounts payable by Tenant under this Lease, within thirty (30) days after receipt of paid invoices therefore (including appropriate back-up documentation).

In the event of a material interruption of Essential Services to the Premises which does not otherwise fall within the limitations on Tenant’s rights set forth above, Landlord and Tenant shall collectively use commercially reasonable efforts to restore Essential Services to the Premises as soon as reasonably possible.

18.5 There shall be no abatement of Rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Premises, or in or to improvements, fixtures, equipment and personal property therein unless such injury or interference is unreasonable and is the result of Landlord’s grossly negligent or willful act or omission. If repairs or replacements become necessary which by the terms of this Lease are the responsibility of Tenant and Tenant fails to make the repairs or replacements, Landlord may do so pursuant to the provisions of Section 24.3.

18.6 Notwithstanding any of the foregoing, in the event of a fire, earthquake, flood, war or other similar cause of damage or destruction, this Article shall not be applicable and the provisions of Article 22, entitled “Damage or Destruction,” shall apply and control.

19. Liens.

19.1 Subject to the Landlord duty to disburse the Tenant Improvement Allowance, (A) Tenant shall keep the Premises, the Building and the Property free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant; and (B) Tenant further covenants and agrees that any mechanic’s lien filed against the Premises for work claimed to have been done for, or materials claimed to have been furnished to, Tenant will be discharged by Tenant, by bond or otherwise, within thirty (30) days after the filing thereof (or within ten (10) days after the filing thereof if requested by Landlord as necessary to facilitate a pending sale or refinancing), at the cost and expense of Tenant.

19.2 Should Tenant fail to discharge any lien of the nature described in Section 19.1, Landlord may at Landlord’s election pay such claim or post a bond or otherwise provide security to eliminate the lien as a claim against title and the cost thereof shall be immediately due from Tenant as Additional Rent, provided, however, that prior to any such payment by Landlord, Landlord shall provide Tenant notice of its intent to make such payment and within ten (10) days following receipt of such notice Tenant has not notified Landlord of its good faith dispute of such payment and its posting of a bond or other security protecting Landlord’s right, title and interest in the Premises, the Building and the Property from the lien.

19.3 In the event Tenant shall lease or finance the acquisition of office equipment, furnishings, or other personal property utilized by Tenant in the operation of Tenant’s business, Tenant warrants that any Uniform Commercial Code financing statement executed by Tenant will upon its face or by exhibit thereto indicate that such financing statement is applicable only to personal property of Tenant specifically described in the financing statement. In no event shall the address of the Building be furnished on the financing statement without qualifying language as to applicability of the lien only to removable property of Tenant described in the financing statement. Should any holder of a security agreement executed by Tenant record or place of record a financing statement which appears to constitute a lien against any interest of Landlord, Tenant shall within ten (10) days after the filing of such financing statement cause (i) copies of the security agreement or other documents to which the financing statement pertains to be furnished to Landlord to facilitate Landlord’s being in a position to show such lien is not applicable to any interest of Landlord, and (ii) the holder of the security interest to amend documents of record so as to clarify that such lien is not applicable to any interest of Landlord in the Premises. Landlord shall execute such documents as are reasonably required by Tenant or Tenant’s lenders or equipment lessors provided the same do not in any way alter the rights of Landlord under this Lease.

19.4 Landlord shall have no lien or other interest whatsoever in any item of Tenant’s Property as defined in Section 30.1), or any portion thereof or interest therein located in the Premises or elsewhere, and Landlord hereby waives all such liens and interests. Within ten (10) days following Tenant’s request, Landlord shall execute documents in form reasonably acceptable to Tenant to evidence Landlord’s waiver of any right, title, lien or interest in Tenant’s Property located in the Premises.

20. Indemnification and Exculpation.

20.1 Tenant agrees to indemnify Landlord, and its members and affiliates, and their respective shareholders, directors, officers, agents, contractors and employees (collectively, “Landlord’s Agents”), against, and to protect, defend, and save them harmless from, all demands, claims, causes of action, liabilities, losses, costs, expenses, and judgments, and all reasonable expenses incurred in investigating or resisting the same (including reasonable attorneys’ fees), for death of or injury to person or damage to property arising out of (i) any occurrence in, upon or about the Premises during the term of this Lease to the extent caused by the negligence or willful misconduct of Tenant or Tenant’s Agents, (ii) Tenant’s use, occupancy, repairs, maintenance, and improvements of the Premises and all improvements, fixtures, equipment and personal property thereon, (iii) any negligent or wrongful act or omission of Tenant, its shareholders, directors, officers, agents, employees, servants, contractors, invitees and subtenants, except to the extent caused by the negligence or willful misconduct of Landlord or Landlord’s Agents, (iv) the breach of this Lease or the violation of any law by Tenant, and (v) Tenant’s actions under Sections 18.3 and 18.4 above. Tenant’s obligation under this Section 20.1 shall survive the expiration or earlier termination of the term of this Lease.

20.2 Landlord agrees to indemnify Tenant, it successor, subtenants and assigns, and their respective shareholders, directors, managers, members, partners, lenders, affiliates, officers, agents, and employees (collectively “Tenant’s Agents”) against and save them harmless from all demands, claims, causes of action, liabilities, losses, costs, expenses, and judgments, and all reasonable expenses incurred in investigating or resisting the same (including reasonable attorneys’ fees), for death of, or injury to, any person or damage to property arising from or out of any occurrence in, upon, or about the Premises or the Project to the extent at any time caused by the breach of this Lease by Landlord or the violation of any law by, or the negligence or willful misconduct of, Landlord or Landlord’s Agents. Landlord’s obligations under this Section 20.2 shall survive the expiration or earlier termination of the term of this Lease.

20.3 Notwithstanding any provision of Sections 20.1 and 20.2 to the contrary, Landlord shall not be liable to Tenant and Tenant assumes all risk of damage to any fixtures, goods, inventory, merchandise, equipment, records, research, experiments, animals and other living organisms, computer hardware and software, leasehold improvements, and other personal property of any nature whatsoever of Tenant or Tenant’s Agents located within the Premises, and Landlord shall not be liable for injury to Tenant’s business or any loss of income therefrom relative to such damage.

20.4 The indemnity obligations of both Landlord and Tenant under this Section 20 shall be reduced first to the extent of proceeds of applicable insurance maintained by the indemnifying party to the extent thereof; Landlord and Tenant shall be required to satisfy any such obligation only to the extent it is not otherwise compensated by proceeds of applicable insurance as set forth above.

20.5 Security devices and services, if any, while intended to deter crime may not in given instances prevent theft or other criminal acts of third parties and it is agreed that notwithstanding anything to the contrary herein Landlord shall not be liable for injuries or losses caused by criminal acts of third parties and the risk that any security device or service may malfunction or otherwise be circumvented by a criminal is assumed by Tenant. Tenant shall at Tenant’s cost obtain insurance coverage to the extent Tenant desires protection against such criminal acts.

20.6 Landlord shall not be liable for any damages arising from any act or neglect of any other tenant in the Building or Project, except to the extent of insurance proceeds applicable to such damages.

21. Insurance - Waiver of Subrogation.

21.1 Commencing prior to Tenant’s first entry onto the Premises for purposes of installing any improvements, fixtures or personal property, but no later than the Commencement Date, and continuing at all times during the term of this Lease, Tenant shall maintain, at Tenant’s expense, commercial general liability insurance, on an occurrence basis, insuring Tenant and Tenant’s agents, employees and independent contractors against all bodily injury, property damage, personal injury and other covered loss arising out of the use, occupancy, improvement and maintenance of the Premises and the business operated by Tenant, or any other occupant, on the

Premises. Such insurance shall have a minimum combined single limit of liability per occurrence of not less than $1,000,000.00 and a general aggregate limit of $2,000,000.00. Such insurance shall: (i) name Landlord, and Landlord’s lenders if required by such lenders, and any management company retained to manage the Premises if requested by Landlord, as additional insureds; (ii) include a broad form contractual liability endorsement insuring Tenant’s indemnity obligations under Section 20.1; (iii) provide that it is primary coverage and noncontributing with any insurance maintained by Landlord or Landlord’s lenders, which shall be excess insurance with respect only to losses arising out of Tenant’s negligence; and (iv) provide for severability of interests or include a cross-liability endorsement, such that an act or omission of an insured shall not reduce or avoid coverage of other insureds. If and to the extent Landlord elects to carry liability insurance covering the Premises in addition to the insurance required to be carried by Tenant, Landlord shall cause Tenant to be named as an additional insured as its interests may appear.

21.2 At all times during the term of this Lease, Landlord shall maintain, subject to reimbursement by Tenant as an Operating Expense under Section 7.1(b), “special extended coverage” insurance, including, but not limited to, coverage against loss or damage by fire, vandalism, malicious mischief, and hurricane covering the Project (exclusive of excavations, foundations and footings), the Tenant Improvements, and all other improvements and fixtures that may be constructed or installed on the Premises at the Landlord’s expense, in an amount equal to one hundred percent (100%) of the full replacement value thereof, and rental loss insurance for such perils. Subject to payment obligations of the parties hereunder, at all times during the course of any major demolition or construction activity which would not otherwise be covered by such policy, such policy shall be endorsed to cover builder’s risk insurance, including, but not limited to, coverage against loss of damage by fire, vandalism, malicious mischief, and hurricane during such construction, covering construction in place and all material and equipment at the job site furnished under contract, in an amount equal to one hundred percent (100%) of the full replacement value thereof. The cost of such builder’s risk coverage for the Tenant Improvements shall be deducted from the Tenant Improvement Allowance and the cost for all other builder’s risk coverage shall be borne by the construction party. The insurance described in this Section 21.2 shall: (i) insure Landlord, and Landlord’s lenders if required by such lenders, and Tenant as their interests may appear; (ii) contain a Lender’s Loss Payable Form (Form 438 BFU or equivalent) in favor of Landlord’s lenders and name Landlord, or Landlord’s lender if required by such lender, as the loss payee; (iii) provide for severability of interests or include a cross-liability endorsement, such that an act or omission of an insured shall not reduce or avoid coverage of other insureds; and (iv) provide that it is primary coverage and noncontributing with any other insurance maintained by Landlord or Landlord’s lenders, which shall be excess insurance; and (v) provide that the insurer shall endeavor to provide each insured with at least 20 days notice of any material modification or termination of the policy. The full replacement value of the Project, the Tenant Improvements and other improvements and fixtures insured thereunder shall, for the purpose of establishing insurance limits and premiums only, be determined by the company issuing the insurance policy and shall be redetermined by said company within six (6) months after completion of any material alterations or improvements to the Premises and otherwise at intervals of not more than three (3) years. Landlord shall promptly increase the amount of the insurance carried pursuant to this Section 21.2 to the amount so redetermined. The proceeds of the insurance described in this Section shall be used for the repair, replacement and restoration of the Premises and the Tenant Improvements and other improvements and fixtures insured thereunder, as further provided in Article 22; provided, however, if this Lease is terminated after damage or destruction, the insurance policy or policies, all rights thereunder and all insurance proceeds shall be assigned to Landlord

21.3 At all times during the term of this Lease, Tenant shall maintain, at Tenant’s expense, “special coverage” insurance against all other personal property, including trade fixtures, equipment and merchandise, of Tenant or any subtenant of Tenant located at the Premises, or any portion thereof, from time to time, in an amount equal to the full replacement value thereof.

21.4 At all times during the term of this Lease, Tenant shall maintain workers’ compensation insurance in accordance with North Carolina law, and employers’ liability insurance with limits typical for companies similar to Tenant.

21.5 All of the policies of insurance referred to in this Article 21 shall be written by companies authorized to do business in North Carolina and having a policyholder rating of not less than A-1 or financial category rating of Class VII in “Best’s Insurance Guide.” Each insurer referred to in this Article 21 shall agree, by endorsement on the applicable policy or by independent instrument, that it will give Landlord and Tenant, and Landlord’s lenders if required by such lenders, at least ten (10) days’ prior written notice by registered mail before the applicable policy shall be canceled for non-payment of premium, and thirty (30) days’ prior written notice by registered mail before the applicable policy shall be canceled or altered in coverage, scope, amount or other material term for any other reason (although any failure of an insurer to give notice as provided herein shall not be a breach of this Lease by Landlord or Tenant). No policy shall provide for a deductible amount in excess of $100,000, unless approved in advance in writing by Landlord and Tenant, which approvals shall not be unreasonably withheld, conditioned or delayed.

21.6 Tenant shall deliver to Landlord, and to Landlord’s lenders if required by such lenders, copies of certificates evidencing the insurance policies required to be carried by Tenant, issued by the insurer, together with evidence of payment of the required premiums, prior to the required date for commencement of such coverage. At least ten (10) days prior to expiration of any such policy, Tenant shall deliver to Landlord, and Landlord’s lenders if required by such lenders, a certificate evidencing renewal, or a certified copy of a new policy or certificate evidencing the same, together with evidence of payment of the required premiums. If Tenant fails to provide to Landlord any such policy or certificate by the required date for commencement of coverage, or within five (5) days prior to expiration of any policy, or to pay the premiums therefor when required, Landlord shall have the right, but not the obligation, to procure said insurance and pay the premiums therefor. Any premiums so paid by Landlord shall be repaid by Tenant to Landlord with the next due installment of rent, and failure to repay the same shall have the same consequences as failure to pay any installment of Rent.

21.7 Landlord shall deliver to Tenant copies of certificates evidencing the insurance policies required to be carried by Landlord, issued by the insurer, together with evidence of payment of the required premiums, prior to the required date for commencement of such coverage. At least ten (10) days prior to expiration of any such policy, Landlord shall deliver to Tenant a certificate evidencing renewal, or a certified copy of a new policy or certificate evidencing the same, together with evidence of payment of the required premiums. If Landlord fails to provide to Tenant any such policy or certificate by the required date for commencement of coverage, or within five (5) days prior to expiration of any policy, or to pay the premiums therefor when required, Tenant shall have the right, but not the obligation, to procure said insurance and pay the premiums therefor.

21.8 Landlord and Tenant may provide the property insurance required under this Article 21 pursuant to a so-called blanket policy or policies of property insurance maintained by Landlord or Tenant with a per location endorsement.

21.9 Notwithstanding anything to the contrary in this Lease, Landlord and Tenant each hereby waive any and all rights of recovery against the other and its successors, tenants, subtenants, and assigns or against their respective officers, directors, members, managers, partners, employees, agents, and representatives of the other, on account of loss or damage to such waiving party or such waiving party’s property or the property of others under its control, to the extent that such loss or damage is caused by or results from (i) risks insured against under any insurance policy which insures such waiving party’s property at the time of such loss or damage, or (ii) risks which were required to be insured against under the terms of this Lease. Prior to obtaining policies of insurance required or permitted under this Lease, Landlord and Tenant shall give notice to the insurers that the foregoing mutual waiver is contained in this Lease, and each party shall obtained by it to provide that the insurer waives all right of recovery by way of subrogation against the other party. If such written approval of such waiver of subrogation cannot be obtained from any insurer or is obtainable only upon payment of an additional premium which the party seeking to obtain the policy reasonably determines to be commercially unreasonable, the party seeking to obtain such policy shall notify the other thereof, and the latter shall have twenty (20) days thereafter to either: (i) identify other insurance companies reasonably satisfactory to the other party that will provide the written approval and waiver of subrogation; or (ii) agree to pay such additional premium. If neither (i) nor (ii) are done, the mutual waiver set forth above shall not be operative, and the party seeking to obtain the policy shall be relieved of the obligation to obtain the insurer’s written approval and waiver of subrogation with respect to such policy during such time as such policy is not obtainable or is obtainable only upon payment of a commercially unreasonable additional premium as described above. If such policies shall at any subsequent time be obtainable or obtainable upon payment of a commercially reasonable additional premium, neither party shall be subsequently liable for failure to obtain such insurance until a reasonable time after notification thereof by the other party.

22. Damage or Destruction.

22.1 Unless this Lease is terminated in accordance with this Article 22, in the event of damage to or destruction of all or any portion of the Premises, the Project, or the Tenant Improvements thereon (collectively, “Improvements”) arising from a risk covered by insurance or required to be covered by the insurance described in Section 21.2, (i) Landlord shall, within one hundred eighty (180) days of the date of the damage or destruction, commence and proceed diligently to repair, reconstruct and restore (collectively, “restore”) the damaged Improvements to substantially the same condition as they were in immediately prior to the casualty, (ii) Tenant shall, within ten (10) days after completion by Landlord of the Improvements, commence and proceed diligently to restore all of Tenant’s furniture, fixtures and equipment within the Premises which are not part of the Improvements, (iii) the proceeds of the insurance carried by Landlord pursuant to Section 21.2 with respect to the Premises and the Project to be repaired by Landlord shall be disbursed to Landlord, and (iv) the proceeds of the insurance carried by Tenant pursuant to Section 21.3 shall be disbursed to Tenant. Landlord shall be responsible for all insurance deductibles attributable to the Improvements, and for all costs of restoration of the Project Improvements in excess of insurance proceeds for the Improvements. . Except as expressly set forth below, this Lease shall continue in full force and effect, notwithstanding such damage or destruction.

22.2 In the event of any damage to or destruction of all or any portion of the Premises, the Project, or the Tenant Improvements arising from a risk which is not covered by insurance and required to be covered by the insurance described in Section 21.2, Tenant shall notify Landlord in writing not less than ten (10) days after said damage and destruction of its election to rebuild any damaged Tenant Improvements (or if Tenant Improvements are not damaged its demand for reconstruction). If Tenant elects to rebuild or demand reconstruction, Landlord shall, within a reasonable time and at its expense, commence and proceed diligently to restore the Project improvements to substantially the same condition as they were in immediately prior to the casualty, and Tenant shall, within a reasonable time and at its expense, commence and proceed diligently to restore the Tenant Improvements to substantially the same condition as they were in immediately prior to the casualty and this Lease shall continue in full force and effect; provided, however, that if the damage or destruction occurs during the last one (1) year of the term and the expense of restoration to either Landlord or Tenant that is not insured and is not required to be insured exceeds $100,000, the party responsible for the excess cost may at its election terminate the Lease unless the other party elects to pay the full cost of restoration in excess of such base amount. In no event shall there be any abatement of Rent in excess of the proceeds of rental loss insurance carried by Landlord (or which is required by Section 21.2 to be carried by Landlord), regardless of whether Tenant elects to restore the Tenant Improvements.

22.3 In satisfying its obligations under this Article 22, neither party shall be required to fulfill its restoration responsibilities with improvements identical to those which were damaged or destroyed; rather, with the consent of the other party, which consent will not be unreasonably withheld, conditioned or delayed, the restoring party may restore the damage or destruction with improvements substantially equivalent or of substantially equivalent value to those damaged or destroyed.

22.4 In the event of damage, destruction and/or restoration as herein provided, Rent shall abate to the extent of proceeds of rental loss insurance paid to Landlord (or which would be paid to Landlord had Landlord fulfilled its insurance obligations under Section 21.2), but otherwise there shall be no abatement of Rent, and Tenant shall not be entitled to any compensation or damages occasioned by any such damage, destruction or restoration. Notwithstanding the foregoing, in the event the estimated restoration cannot reasonably be completed within nine (9) months following the damage or destruction, Landlord will give notice thereof to Tenant within sixty (60) days following such damage or destruction, or if, subject to Section 22.5, Landlord does not complete its restoration obligations within nine (9) months following the damage and destruction, then in either case Tenant at its election may by written notice to Landlord terminate this Lease effective nine (9) months following such damage or destruction. In the event of such termination, Tenant shall have no responsibility for contributing to the expense of restoration.

22.5 Notwithstanding anything to the contrary contained in this Article, should Landlord be delayed or prevented from completing the restoration of the improvements after the occurrence of such damage or destruction by reason of acts of God, war, government restrictions, inability to procure the necessary labor or materials, strikes, or other causes beyond the control of Landlord (but excluding economic conditions or financial inability to perform), the time for Landlord to commence or complete restoration shall be extended for the time reasonably required as a result of such event.

22.6 If an insured casualty occurs, Landlord shall make the loss adjustment with the insurance company, which adjustment shall be subject to the approval of Tenant, which approval shall not be unreasonably withheld, conditioned or delayed, and the proceeds shall be paid to a fund control escrow established by Landlord and Tenant for the purpose of paying for the restoration required by this Article 22.

22.7 Tenant waives the provisions of any statute now existing or hereafter adopted governing destruction of the Premises, so that the parties’ rights and obligations in the event of damage or destruction shall be governed by the provisions of this Lease.

23. Eminent Domain.

23.1 In the event the whole of the Premises shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, Tenant or Landlord may terminate this Lease effective as of the date possession is required to be surrendered to said authority.

23.2 In the event of a partial taking of the Premises for any public or quasi-public purpose by any lawful power or authority by exercise of right of appropriation, condemnation, or eminent domain, or sold to prevent such taking, then Tenant may elect to terminate this Lease if such taking is of material detriment to, and substantially interferes with, Tenant’s use and occupancy of the Premises. In no event shall this Lease be terminated when such a partial taking does not have a material adverse effect upon Tenant. Termination by Tenant pursuant to this section shall be effective as of the date possession is required to be surrendered to said authority.

23.3 If upon any taking of the nature described in this Article 23 this Lease continues in effect, then Landlord shall promptly proceed to restore the remaining portion of the Premises, and all improvements and fixtures located thereon, to substantially their same condition prior to such partial taking; provided, however, Landlord’s obligation hereunder shall be limited to the amount of the condemnation proceeds. Basic Annual Rent shall be abated proportionately on the basis of the rental value of the Premises, including improvements and fixtures, as restored after such taking compared to the rental value of the Premises prior to such taking.

24. Defaults and Remedies.

24.1 Late payment by Tenant to Landlord of Rent and other sums due will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Therefore, if any monthly installment of Basic Annual Rent or estimated Operating Expenses is not received by Landlord within five (5) days of the date such payment is due or if any other Rent due from Tenant is not received by Landlord within five (5) days of notice that the amount is past due, Tenant shall pay to Landlord an additional sum of five percent (5%) of the overdue rent as a late charge. Notwithstanding the foregoing, Tenant shall be entitled one (1) notice per Lease year that any installment of Basic Annual Rent or estimated Operating Expenses has not been received by Landlord by the due date, and no late charge shall be due if Tenant pays such amount within five (5) days thereafter The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant. In addition to the late charge, Rent not paid within thirty (30) days of the date such payment is due shall bear interest from thirty (30) days after the date due until paid at the rate of ten percent (10%) per annum.

24.2 No payment by Tenant or receipt by Landlord of a lesser amount than the rent payment herein stipulated shall be deemed to be other than on account of the rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy provided. If at any time a dispute shall arise as to any amount or sum of money to be paid by Tenant to Landlord, Tenant shall have the right to make payment “under protest” and such payment shall not be regarded as a voluntary payment, and there shall survive the right on the part of Tenant to institute suit for recovery of the payment paid under protest.

24.3 If Tenant fails to pay any sum of money (other than Basic Annual Rent) required to be paid by it hereunder, or shall fail to perform any other act on its part to be performed hereunder, Landlord may, without waiving or releasing Tenant from any obligations of Tenant, but shall not be obligated to, make such payment or perform such act; provided, that such failure by Tenant continued for ten (10) days after written notice from Landlord demanding performance by Tenant was delivered to Tenant, or resulted or could have resulted in a violation of law or the cancellation of an insurance policy maintained by Landlord. All sums so paid or incurred by Landlord, together with interest thereon, from the date such sums were paid or incurred, at the annual rate equal to eight percent (8%) per annum or highest rate permitted by law, whichever is less, shall be payable to Landlord on demand as Additional Rent.

24.4 The occurrence of any one or more of the following events shall constitute a default hereunder by Tenant:

(a) The failure by Tenant to make any payment of Rent, as and when due, where such failure shall continue for a period of five (5) days after written notice thereof from Landlord to Tenant. Such notice shall be in lieu of, and not in addition to, any notice required under North Carolina law as a condition precedent to eviction;

(b) The failure by Tenant to observe or perform any obligation other than described in Section 24.4(a) to be performed by Tenant, where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant’s default is such that more than thirty (30) days are reasonably required to cure the default, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said thirty (30) day period and thereafter diligently prosecute the same to completion. Such notice shall be in lieu of, and not in addition to, any notice required under North Carolina law as a condition precedent to eviction;

(c) Tenant makes an assignment for the benefit of creditors;

(d) A receiver, trustee or custodian is appointed to, or does, take title, possession or control of all, or substantially all, of Tenant’s assets;

(e) An order for relief is entered against Tenant pursuant to a voluntary or involuntary proceeding commenced under any chapter of the Bankruptcy Code;

(f) Any involuntary petition is filed against the Tenant under any chapter of the Bankruptcy Code and is not dismissed within ninety (90) days; or

(g) Tenant’s interest in this Lease is attached, executed upon, or otherwise judicially seized and such action is not released within ninety (90) days of the action.

Notices given under this Section shall specify the alleged default and shall demand that Tenant perform the provisions of this Lease or pay the Rent that is in arrears, as the case may be, within the applicable period of time, or quit the Premises. No such notice shall be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice, and in no event shall a forfeiture or termination occur without such written notice.

24.5 In the event of a default by Tenant, and at any time thereafter, and without limiting Landlord in the exercise of any right or remedy which Landlord may have, Landlord shall be entitled to terminate Tenant’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event Landlord shall have the immediate right to lawfully re-enter and remove all persons and property, and such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of Tenant, all without service of notice and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby. In the event that Landlord shall elect to so terminate this Lease, then Landlord shall be entitled to recover from Tenant all reasonable damages incurred by Landlord by reason of Tenant’s default, including:

(a) The worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus

(b) The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss which Tenant proves could have been reasonably avoided; plus

(c) The worth at the time of award of the amount by which the unpaid Rent for the balance of the term after the time of award exceeds the amount of such rental loss which Tenant proves could have been reasonably avoided; plus

(d) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligation under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, the cost of restoring the Premises to the condition required under the terms of this Lease; plus

(e) At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

As used in Subsections (a), (b) and (c), the “time of award” shall mean the date upon which the judgment in any action brought by Landlord against Tenant by reason of such default is entered or such earlier date as the court may determine. As used in Subsections (a) and (b), the “worth at the time of award” shall be computed by allowing interest at the rate specified in Section 24.1. As used in Subsection (c) above, the “worth at the time of award” shall be computed by taking the present value of such amount using the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percentage point.

24.6 In the event of a default by Tenant, and if Landlord does not elect to terminate this Lease as provided in Section 24.5 or otherwise terminate Tenant’s right to possession of the Premises, Landlord shall have any remedy allowed by applicable law. Landlord may continue this Lease in effect for so long as Landlord does not terminate Tenant’s right to possession of the Premises, and may enforce all of its rights and remedies under the Lease, including the right from time to time to recover Rent as it becomes due under the Lease. At any time thereafter, Landlord may elect to terminate this Lease and to recover damages to which Landlord is entitled.

24.7 Notwithstanding anything herein to the contrary, Landlord’s reentry to perform acts of maintenance or preservation of, or in connection with efforts to relet, the Premises, or any portion thereof, or the appointment of a receiver upon Landlord’s initiative to protect Landlord’s interest under this Lease, shall not terminate Tenant’s right to possession of the Premises or any portion thereof and, until Landlord does elect to terminate this Lease, this Lease shall continue in full force and Landlord may pursue all its remedies hereunder, including, without limitation, the right to recover from Tenant as they become due hereunder all Rent and other charges required to be paid by Tenant under the terms of this Lease.

24.8 All rights, options, and remedies of Landlord contained in this Lease shall be construed and held to be nonexclusive and cumulative. Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law, whether or not stated in this Lease. No waiver of any default of Tenant hereunder shall be implied from any acceptance by Landlord of any rent or other payments due hereunder or by any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in said waiver.

24.9 Termination of this Lease or Tenant’s right to possession by Landlord shall not relieve Tenant from any liability to Landlord which has theretofore accrued or shall arise based upon events which occurred prior to the last to occur of (i) the date of Lease termination or (ii) the date possession of Premises is surrendered.

24.10 Unless otherwise set forth herein, Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

24.11 In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee of a mortgage covering the Premises whose address shall have been furnished to Tenant and to whom Tenant has agreed in writing to send default notices and shall offer such beneficiary and/or mortgagee a reasonable opportunity to cure the default.

25. Assignment or Subletting.

25.1 Except as hereinafter provided, Tenant shall not, either voluntarily or by operation of law, sell, assign, hypothecate or transfer this Lease, or sublet the Premises or any part thereof, or permit or suffer the Premises or any part thereof to be used or occupied as work space, storage space, concession or otherwise by anyone other than Tenant or Tenant’s employees, without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld, conditioned or delayed, except as set forth in Section 25.2 below.

25.2 Notwithstanding anything to the contrary in the Lease, Tenant may, without Landlord’s prior written consent and without any participation by Landlord in assignment and subletting proceeds, sublet the Premises or assign the Lease to: (i) a subsidiary, affiliate, division or corporation controlling, controlled by or under common control with Tenant; (ii) a successor corporation related to Tenant by merger, consolidation, nonbankruptcy reorganization, or government action; or (iii) a purchaser of substantially all of Tenant’s assets located in the Premises; provided that, in the case of an assignment, the successor entity’s net worth and liquid assets are equal or greater than Tenant’s immediately prior to the assignment, and further provided that the assignee first executes, acknowledges and delivers to Landlord an agreement whereby the assignee agrees to be bound by all of the covenants and agreements in this Lease arising after the effective date of the transfer. Sections 25.1 and 25.2 shall not be applicable if such transfers occur in a public stock exchange.

25.3 In the event Tenant desires to assign, hypothecate or otherwise transfer this Lease or sublet the Premises or any part thereof to a transferee other than one set forth in Sections 25.2, then at least ten (10) days, but not more than forty-five (45) days, prior to the date when Tenant desires the assignment or sublease to be effective (the “Assignment Date”), Tenant shall give Landlord a notice (the “Assignment Notice”) which shall set forth the name, address and business of the proposed assignee or sublessee, information (including references and financial statements) concerning the reputation and financial ability of the proposed assignee or sublessee, the Assignment Date, any ownership or commercial relationship between Tenant and the proposed assignee or sublessee, and the consideration and all other material terms and conditions of the proposed assignment or sublease, all in such detail as Landlord shall reasonably require.

25.4 Landlord in making its determination as to whether consent should be given to a proposed assignment or sublease, may give consideration to the reputation of a proposed successor, the financial strength of such successor (notwithstanding the assignor remaining liable for Tenant’s performance), and any change in use which such successor proposes to make of the Premises. If Landlord fails to deliver written notice of its determination to Tenant within fifteen (15) days following receipt of the Assignment Notice and the information required under Section 25.3, Landlord shall be deemed to have approved the request. As a condition to any assignment or sublease to which Landlord has given consent, any such assignee or sublessee must execute, acknowledge and deliver to Landlord an agreement whereby the assignee or sublessee agrees to be bound by all of the covenants and agreements in this Lease.

25.5 Any sale, assignment, hypothecation or transfer of this Lease or subletting of Premises that is not in compliance with the provisions of this Article 25 shall be void and shall, at the option of Landlord, terminate this Lease.

25.6 The consent by Landlord to an assignment or subletting shall not relieve Tenant or any assignee of this Lease or sublessee of the Premises from obtaining the consent of Landlord to any further assignment or subletting or as releasing Tenant or any assignee or sublessee of Tenant from full and primary liability.

25.7 If Tenant shall sublet the Premises or any part thereof Tenant hereby immediately and irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all rent from any subletting of all or a part of the Premises, and Landlord as assignee of Tenant, or a receiver for Tenant appointed on Landlord’s application, may collect such rent and apply it toward Tenant’s obligations under this Lease; except that, except during the continuation of an act of default by Tenant in the payment of Rent, Tenant shall have the right to collect and retain such rent from subtenants. It is not the intent of this Section 25.8 that Landlord at any time be entitled to rent paid by subtenants under Section 25.2 over and above the Rent payable by Tenant under this Lease.

25.8 Notwithstanding any subletting or assignment Tenant shall remain fully and primarily liable for the payment of all Rent and other sums due, or to become due hereunder, and for the full performance of all other terms, conditions, and covenants to be kept and performed by Tenant. The acceptance of rent or any other sum due hereunder, or the acceptance of performance of any other term, covenant, or condition hereof, from any other person or entity shall not be deemed to be a waiver of any of the provisions of this Lease or a consent to any subletting or assignment of the Premises. Landlord shall not withhold consent to an assignment back to the original Tenant hereunder from a subsequent assignee.

25.9 Any sublease of the Premises shall be subject and subordinate to the provisions of this Lease, shall not extend beyond the term of this Lease, and shall provide that the sublessee shall attorn to Landlord, at Landlord’s sole option, in the event of the termination of this Lease. Landlord and any lender shall upon Tenant’s request provide any subtenant of the entirety of the Premises with a recognition and nondisturbance agreement in the form set forth in Article 35 hereof on the condition that the sublessee agrees to attorn to Landlord on exactly the same terms and conditions as this Lease.

25.10 In the event Tenant assigns, hypothecates or otherwise transfers this Lease or sublets the Premises to a transferee other than one set forth in Sections 25.2, Tenant shall pay to Landlord, as Additional Rent, fifty percent (50%) of the Excess Rent received from the transferee for the subletting of the Premises or the assignment of the Lease during the term of this Lease in excess of Rent payable to Landlord under this Lease. As used herein “Excess Rent” shall mean the rent and other consideration paid by the sublessee or assignee for the sublease of the Premises or the assignment of the Lease after Tenant has recouped (i) any reasonable commission, legal, improvement and other out-of-pocket expenses occasioned by such transfer and payable to third parties, (ii) any cost of performance by Tenant of its obligations under the sublease or assignment, and (iii) any Rent payable by Tenant under this Lease with respect to the transferred Premises.

25.11 Tenant shall deliver to Landlord a copy of each fully-executed sublease of all or any part of the Premises within thirty (30) days after execution of the sublease.

25.12 Landlord’s interest in the Lease may be assigned by Landlord at any time without the consent of Tenant upon written notice to Tenant.

26. Attorney’s Fees.

26.1 If either party becomes a party to any action or proceeding concerning this Lease, the Premises, or the Building or Project in which the Premises are located, by reason of any act or omission of the other party or its authorized representatives, and not by any act or omission of the party that becomes a party to that litigation or any act or omission of its authorized representatives, the party that causes the other party to become involved in the litigation shall be liable to the other party for reasonable attorneys’ fees, expert witness fees, and court costs incurred by it in the litigation.

26.2 If either party commences an action or proceeding against the other party arising out of or in connection with this Lease, including any arbitration proceeding, the prevailing party shall be entitled to have and recover from the other party reasonable attorneys’ fees, expert witness fees and costs of suit.

27. Bankruptcy.

27.1 In the event a debtor, trustee, or debtor-in-possession under the Bankruptcy Code, or other person with similar rights, duties and powers under any other law, proposes to cure any default under this Lease or to assume or assign this Lease, and is obliged to provide adequate assurance to Landlord that (i) a default will be cured, (ii) Landlord will be compensated for its damages arising from any breach of this Lease, or (iii) future performance under this Lease will occur, then adequate assurance shall include any or all of the following, as determined by the Bankruptcy Court: (a) those acts specified in the Bankruptcy Code or other law as included within the meaning of adequate assurance; (b) a cash payment to compensate Landlord for any monetary defaults or damages arising from a breach of this Lease; (c) the credit worthiness and desirability, as a tenant, of the person assuming this Lease or receiving an assignment of this Lease, at least equal to Landlord’s customary and usual credit worthiness requirements and desirability standards in effect at the time of the assumption or assignment, as determined by the Bankruptcy Court; and (d) the assumption or assignment of all of Tenant’s interest and obligations under this Lease.

28. Definition of Landlord.

28.1 The term “Landlord” as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only Landlord or the successor-in-interest of Landlord under this Lease at the time in question. In the event of any transfer, assignment or conveyance of Landlord’s title or leasehold, the Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor and any prior grantors) shall be automatically freed and relieved from and after the date of such transfer, assignment or conveyance of all liability for the performance of any covenants or obligations contained in this Lease thereafter to be performed by Landlord and, without further agreement, the transferee of such title or leasehold shall be deemed to have assumed and agreed to observe and perform any and all obligations of Landlord hereunder, during its ownership of the Premises. Landlord may transfer its interest in the Premises or this Lease without the consent of Tenant and such transfer or subsequent transfer shall not be deemed a violation on the part of Landlord or the then grantor of any of the terms or conditions of this Lease, provided that Landlord shall notify Tenant in writing of any such transfer within ten (10) business days thereafter.

29. Estoppel Certificate.

29.1 Each party shall, within fifteen (15) days of written notice from the other party, execute, acknowledge and deliver to the other party a statement in writing on a form reasonably requested by a proposed lender, purchaser, assignee or subtenant (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which the rental and other charges are paid in advance, if any, (ii) acknowledging that there are not, to each party’s knowledge, any uncured defaults on the part of Landlord or Tenant hereunder (or specifying such defaults if any are claimed) and (iii) setting forth such further information with respect to this Lease or the Premises as may be reasonably requested thereon. Any such statement may be relied upon by any prospective lender, purchaser, assignee or subtenant of all or any portion of the Premises.

30. Removal of Property.

30.1 Except as provided in this Article 30, all Tenant Improvements (other than the Tenant Improvements paid for with the Tenant Improvement Allowance) and all alterations, trade fixtures and personal property installed in the Premises at Tenant’s expense (collectively “Tenant’s Property”) shall at all times be and remain Tenant’s property and Tenant shall be entitled to all depreciation, amortization and other tax benefits with respect thereto. After completion of the Tenant Improvements, Landlord and Tenant will attach to this Lease as Exhibit “G” a list of the Tenant Improvements that are Tenant’s Property, with preference being given to listing those items which are most easily removable from the Building, of most utility to Tenant in another location, and least likely to interfere with the continued operation of the Premises for research and development purposes. Except for Tenant’s Property which cannot be removed without structural injury to the Premises, at any time Tenant may remove Tenant’s Property from the Premises, provided Tenant repairs all damage caused by such removal; provided, however, Tenant may elect to leave any or all of Tenant’s Property on the Premises at the expiration or earlier termination of the Lease, in which event Landlord shall become the owner of such property.

30.2 Notwithstanding the foregoing Section 30.1, the following Tenant Improvements, even if determined to be Tenant’s Property, shall be surrendered to Landlord and become the property of Landlord upon the expiration or earlier termination of this Lease, and shall remain upon and be surrendered with the Premises as a part thereof: interior floors, walls, doors and ceilings; heating, ventilation, air conditioning (including packaged HVAC units), plumbing, and electrical systems; cabling for telecom and computers; and permanently built-in case work, including lab benches and sinks, unless such property is, prior to installation, added to Exhibit “G” with the consent of Landlord (“Tenant’s Non-Removable Property”). At its election, upon termination of the Lease, Tenant may surrender any of the Tenant Improvements and all Alterations, other than Alterations which Landlord required to be removed at the time its consent to the Alteration is given pursuant to Section 17.6.

30.3 The Project, Building and all fixtures and personal property owned by Landlord and existing on the Premises on the date this Lease is executed or hereafter paid for by Landlord (including without limitation Tenant Improvements installed using the Tenant Improvement Allowance) shall be and remain the property of Landlord, and shall, upon the expiration or earlier termination of this Lease, remain upon and be surrendered with the Premises as a part thereof.

30.4 Notwithstanding Section 30.1, Tenant may not remove any property if such removal would cause material damage to the Premises, unless such damage can be and is repaired by Tenant. Furthermore, Tenant shall repair any damage to the Premises caused by Tenant’s removal of any such property, and shall, prior to the expiration or earlier termination of this Lease, restore and return the Premises to the surrender/maintenance condition required by this Lease. At a minimum, Tenant shall repair any damage to the interior floors, walls, doors and ceilings of the Premises, and the heating, ventilation, air conditioning, plumbing, and electrical systems caused by the removal. The provisions of Article 17 shall apply to any restoration work under this Article as if the restoration was an alteration, addition or improvement thereunder. Should Tenant require any period beyond the expiration or earlier termination of the Lease to complete such restoration, Tenant shall be a tenant at sufferance subject to the provisions of Section 12.2 hereof, unless tenant obtains Landlord’s consent pursuant to Section 12.1 prior to the termination or earlier termination of the Lease.

30.5 If Tenant shall fail to remove any fixtures or personal property which it is required by this Lease to remove under this Article 30 from the Premises prior to termination of this Lease, then Landlord may dispose of the property under applicable provisions of North Carolina law.

31. Limitation of Landlord’s Liability.

31.1 If Landlord is in default of this Lease, and as a consequence, Tenant recovers a money judgment against Landlord, the judgment shall be satisfied only out of the proceeds of sale received on execution of the judgment and levy against the right, title, and interest of Landlord in the Project of which the Premises are a part, and out of rent or other income from the Project receivable by Landlord or out of the consideration received by Landlord from the sale or other disposition of all or any part of Landlord’s right, title, and interest in the Building and Project of which the Premises are a part.

31.2 Neither Landlord nor Landlord’s Agents shall be personally liable for any deficiency except to the extent liability is based upon willful and intentional misconduct. If Landlord is a partnership or joint venture, the partners of such partnership shall not be personally liable and no partner of Landlord shall be sued or named as a party in any suit or action, or service of process be made against any partner of Landlord, except as may be necessary to secure jurisdiction of the partnership or joint venture or to the extent liability is caused by willful and intentional misconduct. If Landlord is a corporation, the shareholders, directors, officers, employees, and/or agents of such corporation shall not be personally liable and no shareholder, director, officer, employee, or agent of Landlord shall be sued or named as a party in any suit or action, or service of process be made against any shareholder, director, officer, employee, or agent of Landlord, except as may be necessary to secure jurisdiction of the corporation. If Landlord is a limited liability company, the members, managers, officers, employees, and/or agents of such limited liability company shall not be personally liable and no member, manager, officer, employee, or agent of Landlord shall be sued or named as a party in any suit or action, or service of process be made against any member, manager, officer, employee, or agent of Landlord, except as may be necessary to secure jurisdiction of the corporation. No partner, shareholder, director, member, manager, employee, or agent of Landlord in their individual capacities shall be required to answer or otherwise plead to any service of process and no judgment will be taken or writ of execution levied against any partner, shareholder, director, member, manager, employee, or agent of Landlord in their individual capacities.

31.3 Each of the covenants and agreements of this Article 31 shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by statute or by common law.

32. Control by Landlord.

32.1 Landlord reserves full control over the Building and Project to the extent not inconsistent with Tenant’s quiet enjoyment and use of Premises. This reservation includes the right to establish grant easements, covenants, conditions and restrictions other rights in the Project, provided such rights do not affect Tenant’ rights under this Lease and Tenant’s quiet enjoyment of the Premises is not affected.

33. Quiet Enjoyment.

33.1 So long as Tenant is not in default, Landlord covenants that Landlord or anyone acting through or under Landlord will not disturb Tenant’s occupancy of the Premises except as permitted by the provisions of this Lease and that Landlord shall use reasonable efforts to enforce the lease obligations of tenants of the balance of the Building and Project to the extent they might otherwise disturb Tenant’s occupancy.

33.2 Landlord and its agents shall have the right to enter the Premises at all reasonable times upon prior written notice (which notice may be given by electronic mail), except in the case of an emergency (when no notice shall be required), for the purpose of examining or inspecting the Premises, serving or posting and keeping posted thereon notices as provided by law, or which Landlord deems necessary for the protection of Landlord or the Project, showing the same to prospective lenders or purchasers of the Project (or tenants during the last 12 months of the Term), in the case of an emergency, and for making such alterations, repairs, improvements or additions to the Premises or to the Project as Landlord my be required under the terms of this Lease.

34. Quitclaim Deed.

34.1 Tenant shall execute and deliver to Landlord on the expiration or termination of this Lease, immediately on Landlord’s request, a quitclaim deed to the Premises and Project or other document in recordable form suitable to evidence of record termination of this Lease and the right of first refusal and option contained herein.

35. Subordination and Attornment.

35.1 This lease shall be subject to and subordinate to the lien of any mortgage or deed of trust now or hereafter in force against the Property and improvements thereon, and to all advances made or hereafter to be made upon the security thereof without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination, provided that the lienholder, beneficiary, or mortgagee executes and delivers to Tenant a recognition, non-disturbance, attornment, and subordination agreement in such commercially reasonable form as the lienholder, beneficiary, or mortgagee may request and as Tenant may approve, which approval will not be unreasonably withheld, conditioned or delayed, setting forth that so long as Tenant is not in default hereunder, Landlord’s and Tenant’s rights and obligations hereunder shall remain in force and Tenant’s right to possession shall be upheld.

35.2 Notwithstanding the foregoing, Tenant shall execute and deliver upon demand such further instrument or instruments evidencing such subordination of this Lease to the lien of any such mortgage or deed of trust as may be required by Landlord and in a form reasonably satisfactory to Tenant, provided that the lienholder, beneficiary, or mortgagee executes and delivers to Tenant a recognition, non-disturbance agreement in recordable form. However, if any such mortgagee or beneficiary so elects at any time prior to or following a default by Tenant, this Lease shall be deemed prior in lien to any such mortgage or deed of trust regardless of date and Tenant will execute a statement in writing to such effect at Landlord’s request in a form reasonably satisfactory to Tenant.

35.3 In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by the Landlord covering the Premises, the Tenant shall attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Landlord under this Lease in accordance with the terms of the non-disturbance Agreement.

36. Surrender.

36.1 No surrender of possession of any part of the Premises shall release Tenant from any of its obligations hereunder unless accepted by Landlord.

36.2 The voluntary or other surrender of this Lease by Tenant shall not work a merger, unless Landlord consents, and shall, at the option of Landlord, operate as an assignment to it of any or all subleases or subtenancies.

37. Waiver and Modification.

37.1 No provision of this Lease may be modified, amended or added to except by an agreement in writing executed by Landlord and Tenant. The waiver by Landlord or Tenant of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained.

38. [Intentionally Left Blank]

39. Hazardous Material.

39.1 During the term, Tenant, at its sole cost, shall comply with all federal, state and local laws, statutes, ordinances, codes, regulations and orders relating to Tenant’s receiving, handling, use, storage, accumulation, transportation, generation, spillage, discharge, release and disposal of Hazardous Material (as defined below) in or about the Premises. Tenant shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the Premises by Tenant, its agents, employees, contractors, invitees or subtenants, in a manner or for a purpose prohibited by any federal, state or local agency or authority. The accumulation of Hazardous Material shall be in legally compliant containers and removed from the Premises by duly licensed carriers.

39.2 Tenant shall immediately provide Landlord with telephonic notice, which shall promptly be confirmed by written notice, of any and all spillage, discharge, release and disposal of Hazardous Material onto or within the Premises, including the soils and subsurface waters thereof, which by law must be reported to any federal, state or local agency, and any injuries or damages resulting directly or indirectly therefrom. Further, Tenant shall deliver to Landlord each and every notice or order, when said order or notice identifies a violation which may have the reasonable potential to adversely impact the Premises, received from any federal, state or local agency concerning Hazardous Material and the possession, use and/or accumulation thereof promptly upon receipt of each such notice or order by Tenant. Landlord shall have the right, upon reasonable notice, to inspect and copy each and every notice or order received from any federal, state or local agency concerning Hazardous Material and the possession, use and/or accumulation thereof at the Premises.

39.3 Tenant shall be responsible for and shall indemnify, protect, defend and hold harmless Landlord and Landlord’s Agents from any and all liability, damages, injuries, causes of action, claims, judgments, costs, penalties, fines, losses, and expenses (“Claims”) which arise during or after the term of this Lease and which result from Tenant’s (or from Tenant’s Agents, assignees, subtenants, employees, agents, contractors, licensees, or invitees) receiving, handling, use, storage, accumulation, transportation, generation, spillage, migration, discharge, release or disposal of Hazardous Material (“Tenant’s Hazardous Materials”) in, upon or about the Premises in violation of applicable law, including without limitation (i) diminution in value of the Premises or any portion of the Project resulting from any contamination of the Premises by Tenant’s Hazardous Materials, (ii) damages for the loss or restriction on use of any portion or amenity of the Premises or Project resulting from any contamination of the Premises by Tenant’s Hazardous Materials, (iii) damages arising from any adverse impact on marketing of space in the Premises or the Project resulting from any contamination of the Premises by Tenant’s Hazardous Materials, (iv) damages and the costs of remedial work to other property in the vicinity of the Project owned by Landlord or an affiliate of Landlord resulting from any migration of Tenant’s Hazardous Materials to such property, and (v) reasonable consultant fees, expert fees, and attorneys’ fees associated with any of the foregoing.

39.4 The indemnification of Landlord and Landlord’s Agents by Tenant pursuant to the preceding Section 39.3 includes, without limiting the generality of Section 39.3, reasonable costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Materials for which such party is liable under Section 39.3 being present in the soil, subsoil, ground water, or elsewhere on, under or about the Premises, or on, under or about any other property in the vicinity of the Project. Without limiting the foregoing, if the presence of any Tenant’s Hazardous Material on the Premises results in any contamination of the Premises, or underlying soil or groundwater, Tenant shall promptly take all actions at its sole expense as are necessary to return the Premises to that condition required by applicable law, provided that Landlord’s approval of such action shall first be obtained, which approval shall not be unreasonably withheld, conditioned or delayed, except that Tenant shall not be required to obtain Landlord’s prior approval of any action of an emergency nature reasonably required or any action mandated by a governmental authority, but Tenant shall give Landlord prompt notice thereof.

39.5 Landlord acknowledges that it is not the intent of this Article 39 to prohibit Tenant from operating its business as described in Article 10 or to unreasonably interfere with the operation of Tenant’s business. Tenant may operate its business according to the custom of the industry so long as the use or presence of Tenant’s Hazardous Material is strictly and properly monitored according to all applicable governmental requirements. Any approval or consent required by this Section 39.5 shall not be unreasonably withheld, conditioned or delayed.

39.6 As a material inducement to Landlord to allow Tenant to use Hazardous Material in connection with its business, Tenant agrees to provide to Landlord a list identifying each type of Hazardous Material it will bring onto the Premises which are subject to regulation under any environmental law and setting forth all governmental approvals or permits required in connection with the presence of such Tenant’s Hazardous Material in or about the Premises (“Hazardous Material Inventory”). Tenant shall deliver a Hazardous Material Inventory to Landlord (i) no later than thirty (30) days prior to the occupancy of any portion of the Premises or the placement of equipment anywhere on the Project, (ii) if there are any changes, annually thereafter no later than December 31 of each year, and (iii) thirty (30) days prior to the initiation by Tenant of any changes in the Premises or elsewhere on the Project which involve any material increase in the types or amounts of Hazardous Material. For each type of Hazardous Material listed, the Hazardous Material Inventory shall include the (i) chemical name; (ii) material state (solid, liquid, gas, cryogen); (iii) concentration; (iv) storage amount and storage condition (cabinets or no cabinets); (v) use amount and use condition (open use or closed use); (vi) location (room number/identification); and (vii) chemical abstract service (CAS) number, if known. Landlord may at Landlord’s expense cause each Hazardous Material Inventory to be reviewed by a person or firm qualified to analyze Hazardous Material, who will agree in writing to the same strict confidentiality as is imposed upon Landlord hereunder, and who is acceptable to both Landlord and Tenant to confirm compliance with the provisions of this Lease and with applicable building and fire code requirements. In the event that a review of Tenant’s Hazardous Material Inventory indicates non-compliance with this Lease or applicable building and fire code requirements, Tenant shall at its expense diligently take steps to bring its storage and use of Hazardous Material into compliance.

39.7 Tenant further agrees to make available to Landlord, upon Landlord’s reasonable request, true and correct copies of any documents filed with an environmental regulatory authority concerning the Tenant’s Hazardous Materials (“Hazardous Material Documents”) relating to the handling, storage, disposal and emission of Tenant’s Hazardous Material, including: permits; approvals; reports and correspondence; notice of violations of any laws; plans relating to the installation of any storage tanks to be installed in or under the Premises (provided said installation of tanks shall be permitted only after Landlord has given Tenant its written consent to do so, which consent may not be unreasonably withheld, conditioned or delayed); and all closure plans or any other documents required by any and all federal, state and local governmental agencies and authorities for any storage tanks installed in, on or about the Premises for the closure of any such tanks. Tenant shall not be required, however, to provide Landlord with that portion of any document which contains information of a proprietary nature and which, in and of itself, does not contain a reference to any Hazardous Material which is not otherwise identified to Landlord in such documentation, unless any such Hazardous Material Document names Landlord as an “owner” or “operator” of the facility in which Tenant is conducting its business. It is not the intent of this subsection to provide Landlord with information which could be detrimental to Tenant’s business should such information become possessed by Tenant’s competitors. Landlord shall treat all information furnished by Tenant to Landlord pursuant to this Article 39 as confidential and shall not disclose such information to any person or entity, except as provided in this Article 39, without Tenant’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, except as required by law.

39.8 Notwithstanding other provisions of this Article 39, it shall be a default under this Lease, and Landlord shall have the right to terminate the Lease and/or pursue its other remedies under Article 24, in the event that (i) Tenant’s use of the Premises for the generation, storage, use, treatment or disposal of Hazardous Material is in a manner or for a purpose prohibited by applicable law unless Tenant is diligently pursuing compliance with such law, (ii) Tenant has been required by any governmental authority to take remedial action in connection with Tenant’s Hazardous Material contaminating the Premises, unless Tenant is diligently pursuing compliance with such requirement, or (iii) Tenant is subject to an enforcement order issued by any governmental authority in connection with Tenant’s use, disposal or storage of Tenant’s Hazardous Material on the Premises, unless Tenant is diligently seeking compliance with such enforcement order.

39.9 Notwithstanding the provisions of Article 25, if (i) any anticipated use of the Premises by a proposed assignee or subtenant involves the generation or storage, use, treatment or disposal of Hazardous Material in any manner or for a purpose prohibited by any applicable law, (ii) the proposed assignee or sublessee has been required by any governmental authority to take remedial action in connection with Hazardous Material contaminating a property if the contamination resulted from such party’s action or use of the property in question and has not taken such action, or (iii) the proposed assignee or sublessee is subject to a final, unappealable enforcement order issued by any governmental authority in connection with such party’s use, disposal or storage of Hazardous Material of a type such proposed assignee or sublessee intends to use in the Premises and is not in compliance with such order, it shall not be unreasonable for Landlord to withhold its consent to an assignment or subletting to such proposed assignee or sublessee.

39.10 Landlord represents that, to its actual knowledge, as of the date of this Lease, there is no Hazardous Material on, in, under or about the Premises.

39.11 At any time prior to the expiration or earlier termination of the term of the Lease, Landlord shall have the right to enter upon the Premises at all reasonable times and upon reasonable notice to Tenant and at reasonable intervals in order to conduct appropriate tests regarding the presence, use and storage of Hazardous Material, and to inspect Tenant’s records with regard thereto. Tenant will pay the reasonable costs of any such test which demonstrates that contamination by Tenant’s Hazardous Materials in excess of permissible levels has occurred and such contamination was caused by Tenant’s use of the Premises during the term of the Lease. Tenant shall correct any deficiencies identified in any such tests in accordance with its obligations under this Article 39 to the extent the deficiency results of Tenant’s use of Tenant’s Hazardous Materials on the Premises during the term of this Lease.

39.12 Tenant shall at its own expense cause an environmental site assessment of the Premises to be conducted and a report thereof delivered to Landlord upon the expiration or earlier termination of the Lease, such report to be as complete and broad in scope as is necessary to identify any impact on the Premises Tenant’s Hazardous Material might have had (hereinafter referred to as the “Exit Report”). In order to facilitate the Exit Report, Tenant shall install, as part of the Tenant Improvements, a sampling port on the sewer drain from the Premises. Tenant shall investigate, remove, and remediate any Tenant’s Hazardous Materials identified in the Exit Report as required by applicable law and in accordance with its obligations under this Article 39 prior to the expiration or earlier termination of this Lease. This Article 39 is the exclusive provision in this Lease regarding clean-up, repairs or maintenance arising from the presence, receiving, handling, use, storage, accumulation, transportation, generation, spillage, migration, discharge, release or disposal of Hazardous Material in, upon or about the Premises, and the provisions of Articles 7, 10, 18, and 20 shall not apply thereto.

39.13 Tenant’s obligations under this Article 39 shall survive the termination of the Lease.

39.14 As used herein, the term “Hazardous Material” means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of North Carolina or the United States Government. The term “Hazardous Material” includes, without limitation, any material or substance which is (i) petroleum, (vi) asbestos, (ii) designated as a “hazardous substance” pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317), (iii) defined as a “hazardous waste” pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et. seq. (42 U.S.C. Section 6903), or (iv) defined as a “hazardous substance” pursuant to Section 101 of the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601 et. seq. (42 U.S.C. Section 9601).

40. Option to Extend Term.

40.1 Landlord grants to Tenant the right to extend the term of this Lease for two (2) two (2) year periods under the same terms and conditions existing in the original Lease except as set forth in this Article 40. Tenant shall exercise such right to extend the term of this Lease by written notice to Landlord given no later than nine (9) months prior to the end of the original term or the first extension term, as the case may be.

40.2 Basic Annual Rent shall be adjusted on the first day of each extension term, and each year thereafter pursuant to Section 6.1.

40.3 Tenant shall not have the right to exercise either option to extend the term, notwithstanding anything set forth above to the contrary: (a) during the time commencing from the date Landlord gives to Tenant a written notice that Tenant is in default under any provision of this Lease and continuing until the default alleged in said notice is cured; (b) during the period of time commencing on the day after a monetary obligation to Landlord is due from Tenant and unpaid without any necessity for notice thereof to Tenant and continuing until the obligation is paid; or (c) after the expiration or earlier termination of this Lease. The period of time within which the option to extend may be exercised shall not be extended or enlarged by reason of the Tenant’s inability to exercise the option because of the foregoing provisions. At the election of Landlord, all rights of Tenant under the provisions of this Article 40 shall terminate and be of no further force or effect even after Tenant’s due and timely exercise of an option to extend if, after such exercise, but prior to the commencement of the extension term, this Lease is terminated because (1) Tenant fails to pay to Landlord a monetary obligation of Tenant for a period of sixty (60) days after such obligation becomes due (without necessity of Landlord to give notice to Tenant), or (2) Tenant fails to commence to cure a non-monetary default within thirty (30) days after the date Landlord gives notice to Tenant of such default.

41. Right of First Refusal to Lease Additional Space.

Tenant shall have a right of first refusal to lease additional space in the Building (“Right of First Refusal”) upon the following terms and conditions:

41.1 Subject to the provisions of Section 41.5, if at any time during the initial or any extended term of this Lease Landlord determines to lease the adjoining suite in the Building, consisting of approximately 2,689 square feet of Rentable Area (the “Expansion Space”), Landlord shall give written notice to Tenant (“Right of First Refusal Notice”) of the economic terms and conditions on which Landlord would be willing to lease the Expansion Space. If Tenant, within ten (10) business days after receipt of Landlord’s Right of First Refusal Notice, agrees in writing to lease the Expansion Space, Landlord shall lease the Expansion Space to Tenant on the following economic terms and conditions: (a) if the Right of First Refusal if exercised before December 31, 2009, then the Basic Annual Rent will be $16.00 per rentable square foot, as escalated pursuant to Section 6.1 hereof, or if the Right of First Refusal is exercised on January 1, 2010 or after, the Base Rent will be the then applicable rate payable under this Lease (as escalated annually), and (b) the lease term applicable to the Expansion Space will be co-terminus with the Term, and (c) no tenant improvement allowance or other incentives shall be payable with respect to the Expansion Space.

41.2 If Tenant does not agree in writing to lease the Expansion Space within ten (10) business days after receipt of Landlord’s Right of First Refusal Notice, or if Landlord and Tenant have not entered into a lease for the Expansion Space within forty-five (45) days after delivery by Landlord to Tenant of a proposed lease incorporating the terms and conditions of the Right of First Refusal Notice and otherwise in substantially the same form as this Lease, Landlord shall have the right to lease the Expansion Space to a third party, and, upon any such lease, the Right of First Refusal shall terminate with respect to such space.

41.3 The Right of First Refusal herein granted is personal to Icagen, Inc., the original Tenant under this Lease, and its successor in interest permitted under Section 25.2 and may not be exercised by, or assigned or otherwise transferred, voluntarily or involuntarily, to, any other person or entity. In no event is the Right of First Refusal assignable separate or apart from this Lease.

41.4 Tenant shall not have the right to exercise the Right of First Refusal, notwithstanding anything set forth above to the contrary: (a) during the time commencing from the date Landlord gives to Tenant a written notice that Tenant is in default under any provision of this Lease and continuing until the default alleged in said notice is cured; (b) during the period of time commencing on the day after a monetary obligation to Landlord is due from Tenant and unpaid without any necessity for notice thereof to Tenant and continuing until the obligation is paid; or (c) after the expiration or earlier termination of this Lease. The period of time within which the Right of First Refusal may be exercised shall not be extended or enlarged by reason of the Tenant’s inability to exercise the Right of First Refusal because of the foregoing provisions. At the election of Landlord, all rights of Tenant under the provisions of this Article 41 shall terminate and be of no further force or effect even after Tenant’s due and timely exercise of the Right of First Refusal, if, after such exercise, but prior to the close of escrow for the sale, this Lease is terminated because (1) Tenant fails to pay to Landlord a monetary obligation of Tenant for a period of sixty (60) days after such obligation becomes due (without necessity of Landlord to give notice to Tenant), or (2) Tenant fails to commence to cure a non-monetary default within thirty (30) days after the date Landlord gives notice to Tenant of such default.

41.5 Notwithstanding the foregoing, the Right of First Refusal shall be second and subordinate to any right of first refusal held by another entity as of the date of this Lease, including, without limitation, the right of first refusal granted to Synecor, LLC, and Vector Research.

42. Miscellaneous.

42.1 Terms and Headings. Where applicable in this Lease, the singular includes the plural and the masculine or neuter includes the masculine, feminine and neuter. The section headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

42.2 Examination of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

42.3 Time. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

42.4 Consents. Whenever consent or approval of either party is required, that party shall not unreasonably withhold or delay such consent or approval, except as may be expressly set forth to the contrary.

42.5 Entire Agreement. The terms of this Lease are intended by the parties as a final expression of their agreement with respect to the terms as are included herein, and may not be contradicted by evidence of any prior or contemporaneous agreement.

42.6 Severability. Any provision of this Lease which shall prove to be invalid, void, or illegal in no way affects, impairs or invalidates any other provision hereof, and such other provisions shall remain in full force and effect; provided, however, if the provisions of this Lease relating to Tenant’s stated use of the Premises shall be determined by any government agency having jurisdiction to be invalid or unenforceable, this Lease, effective as of the date of such determination, shall be deemed to be void and of no further force and effect.

42.7 Recording. Within ten (10) days from the execution of this Lease, Landlord and Tenant shall record a short form memorandum hereof, which includes references to the right of first refusal contained herein, subject to the requirement to execute and deliver a quitclaim deed pursuant to the provisions of Section 34.1 hereof.

42.8 Impartial Construction. The language in all parts of this Lease shall be in all cases construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

42.9 Inurement. Each of the covenants, conditions, and agreements herein contained shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs, legatees, devisees, executors, administrators, successors, assigns, sublessees, or any person who may come into possession of said Premises or any part thereof in any manner whatsoever. Nothing in this Section 42.9 contained shall in any way alter the provisions against assignment or subletting in this Lease provided.

42.10 Force Majeure. If either party cannot perform any of its obligations (other than Tenant’s obligation to pay Rent), or is delayed in such performance (other than Tenant’s obligation to pay Rent and Landlord’s duty to fund the Tenant Improvement Allowance), due to events beyond such party’s control, the time provided for performing such obligations shall be extended by a period of time equal to the delay attributable to such events. Events beyond a party’s control include, but are not limited to, acts of God (including earthquake), war, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortage of labor or material, government regulation or restriction and weather conditions, but do not include financial inability to perform.

42.11 Notices. Any notice, consent, demand, bill, statement, or other communication required or permitted to be given hereunder must be in writing and may be given by personal delivery, by facsimile transmission, or by overnight courier, and if given by personal delivery or facsimile transmission shall be deemed given on the date of delivery or transmission, and if given by overnight courier shall be deemed given one (1) day after time when deposited with a nationally recognized overnight courier if sent to Tenant at the Premises, or to Tenant or Landlord at the addresses shown in Section 2.1.9 hereof. Either party may, by notice to the other given pursuant to this Section, specify additional or different addresses for notice purposes.

42.12 Authority to Execute Lease. Landlord and Tenant each acknowledge that it has all necessary right, title and authority to enter into and perform its obligations under this Lease, that this Lease is a binding obligation of such party and has been authorized by all requisite action under the party’s governing instruments, that the individuals executing this Lease on behalf of such party are duly authorized and designated to do so, and that no other signatories are required to bind such party.

42.13 Governing Law. This Lease shall be governed by North Carolina law.

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above written.

LANDLORD:

3908 PATRIOT DRIVE LLC, a Delaware limited liability company

By:	Phase 3 Properties, Inc.,
a California corporation,
its Manager

	By:	/s/ W. Neil Fox, III
	Name:	W. Neil Fox, III
	Title:	Chief Executive Officer

TENANT:

ICAGEN, INC., a Delaware corporation

By:	/s/ Robert J. Jakobs
Name:	Robert J. Jakobs
Title:	Assistant Secretary

By:
Name:
Title:

EXHIBIT “A”

LEGAL DESCRIPTION OF PROPERTY

State of North Carolina, County of Durham, City of Durham, BEGINNING at a point, said point being an iron pipe located at the Southeast corner of the right-of-way of South Miami Boulevard (formerly known as the Old Raleigh/Durham Highway) and Patriot Road, thence along the right-of-way of Patriot Road, South 83 degrees 34 minutes 33 seconds East 409.07 feet to an iron pipe; thence leaving said right-of-way South 06 degrees 25 minutes 27 seconds West 530.28 feet to an iron pipe; thence North 82 degrees 33 minutes 31 seconds West 497.60 feet to a concrete monument in the right-of-way of South Miami Boulevard; thence with said right-of-way North 16 degrees 03 minutes 06 seconds East 528.89 feet to the point of beginning and containing 5.47 acres according to an “As-Built” Survey for Two Park Center prepared by Marvin L. Borum and Associates dated May 8, 1984, as revised April 24, 1985. See also map recorded in Plat Book 101, page 17, Durham County Registry, North Carolina.

TOGETHER with and including the easements conveyed to Park Center Associates (predecessor in title to Butler Land & timber Company, Incorporated) by The Mutual Benefit Life Insurance Company by paragraphs 1 and 2 of Agreement between said parties dated July 25, 1983, recorded in Book 1165, page 207, Durham County Registry, North Carolina.

EXCEPTING and reserving from the above-described land, all right, title, and interest of the North Carolina Department of Transportation in and to that certain right-of-way, temporary construction, and drainage easements described in “Consent Judgement” dated January 5, 1988, and recorded in Book 1431, page 118, Durham County Registry, North Carolina.

EXHIBIT “A”

EXHIBIT “B”

SITE PLAN OF THE PROJECT

EXHIBIT “B”

EXHIBIT “C”

OUTLINE OF THE PREMISES/FLOOR PLAN

EXHIBIT “C”

EXHIBIT “D”

FORM OF ACKNOWLEDGMENT OF COMMENCEMENT DATE

Pursuant to Section 3.2 of that certain Lease dated July     , 2007, by and between 3908 PATRIOT DRIVE LLC, a Delaware limited liability company, Landlord, and ICAGEN, INC., a Delaware corporation, Tenant, for the Premises consisting of approximately 8,932 square feet of Rentable Area at 3908 Patriot Drive, Durham, North Carolina, we hereby acknowledge that the Commencement Date of the Lease, as defined therein, is                 , 2007, and the Term Expiration Date of the Lease, as defined therein, is                 ,         .

IN WITNESS WHEREOF, the parties hereto have executed this Acknowledgment of Commencement Date as of                 ,         .

LANDLORD:

3908 PATRIOT DRIVE LLC
A Delaware limited liability company

By	Phase 3 Properties, Inc.
A California corporation
Its Manager

By:
Name:
Title:

TENANT:

ICAGEN, INC., a Delaware corporation

By:
Name:
Title:

EXHIBIT “D”

EXHIBIT “D-1”

ACKNOWLEDGEMENT OF COMMENCEMENT DATE

[to be attached upon execution]

EXHIBIT “D-1”

EXHIBIT “E”

FORM OF LETTER OF CREDIT

DATE: XX-XX-XX

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER: XXXXXXX

BENEFICIARY	APPLICANT
3908 PATRIOT DRIVE LLC	ICAGEN, INC.
8910 UNIVERSITY CENTER DRIVE, STE 2-65	(COMPLETE ADDRESS)
SAN DIEGO, CA 92122	(AS "TENANT")
(AS "LANDLORD")

AMOUNT
NOT EXCEEDING (AMOUNT IN
FIGURES) NOT EXCEEDING
(AMOUNT IN WORDS 00/100 U.S.
DOLLARS)

EXPIRATION
XX-XX-XX
AT OUR COUNTERS

WE HEREBY ISSUE OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. XXXXXXX ("LETTER OF CREDIT") IN YOUR FAVOR, AVAILABLE FOR PAYMENT BY BANK OF AMERICA, N.A., 1000 W. TEMPLE STREET, 7TH FLOOR, LOS ANGELES, CA 90012, MAIL CODE: CA9-705-07-05, ATTN: STANDBY LETTER OF CREDIT DEPARTMENT OF BENEFICIARY'S DRAFT AT SIGHT DRAWN ON US, AND ACCOMPANIED BY THE FOLLOWING DOCUMEMT(S):

1.	THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENTS IF ANY.

2.	A CERTIFICATE FROM THE BENEFICIARY PURPORTEDLY SIGNED AND DATED BY A DULY AUTHORIZED OFFICER OF THE BENEFICIARY STATING THAT "LANDLORD IS ENTITLED TO DRAW ON THE LETTER OF CREDIT UNDER THE TERMS AND CONDITIONS OF THAT CERTAIN LEASE DATED ( ), 2006, BETWEEN ICAGEN, INC., AS TENANT, AND 3908 PATRIOT DRIVE LLC, AS LANDLORD."

EXHIBIT “E”

THIS FORMS AN INTEGRAL PART OF STANDBY LETTER OF CREDIT: XXXXXXX

SPECIAL CONDITIONS:

1. IT IS A CONDITION OF THIS LETTER OF CREDIT THAT IT WILL BE DEEMED AUTOMATICALLY EXTENDED WITHOUT AN AMENDMENT FOR A PERIOD OF ONE YEAR FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE, UNLESS AT LEAST THIRTY (30) DAYS PRIOR TO SUCH EXPIRY DATE, WE NOTIFY YOU IN WRITING SENT BY OVERNIGHT MAIL THAT WE ELECT NOT TO RENEW THIS LETTER OF CREDIT FOR SUCH ADDITIONAL PERIOD. IN NO EVENT SHALL THIS LETTER OAF CREDIT BE AUTOMATICALLY EXTENDED BEYOND (                 ).

2. THIS LETTER OF CREDIT IS TRANSFERABLE IN WHOLE BUT NOT IN PART ONLY UPON OUR RECEIPT OF THE ATTACHED EXHIBIT "A" (TRANSFER FORM) DULY COMPLETED AND EXECUTED BY THE BENEFICIARY TOGETHER WITH THIS ORIGINAL LETTER OF CREDIT AND AMENDMENTS (IF ANY), ACCOMPANIED BY OUR NORMAL TRANSFER CHARGES.

3. PARTIAL DRAWINGS ARE PERMITTED.

ALL DOCUMENTS INCLUDING DRAFT(S) MUST INDICATE THE NUMBER AND DATE OF THIS CREDIT. EACH DRAFT PRESENTED HEREUNDER MUST BE ACCOMPANIED BY THIS ORIGINAL LETTER OF CREDIT FOR OUR ENDORSEMENT THEREON OF THE AMOUNT OF SUCH DRAFT(S).

DOCUMENTS MUST BE SENT TO US VIA OVERNIGHT COURIER (I.E. FEDERAL EXPRESS, UPS, DHL OR ANY OTHER EXPRESS COURIER) OR PRESENTED AT OUR ADDRESS:

BANK OF AMERICA, N.A.

1000 W. TEMPLE STREET, 7TH FLOOR

LOS ANGELES, CA 90012

MAIL CODE: CA9-705-07-05

ATTN: STANDBY LETTER OF CREDIT DEPT.

WE HEREBY ENGAGE WITH YOU THAT DRAFT(S) DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT WILL BE DULY HONORED UPON PRESENTATION.

THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES 1998, ICC PUBLICATION NO. 590.

IF YOU REQUIRE ANY ASSISTANCE OR HAVE ANY QUESTIONS REGARDING THIS TRANSITION, PLEASE CALL (XXX) XXX-XXXX.

AUTHORIZED SIGNATURE

EXHIBIT “E”

EXHIBIT “F”

RULES AND REGULATIONS

NOTHING IN THESE RULES AND REGULATIONS SHALL SUPPLANT ANY PROVISION OF THE LEASE. IN THE EVENT OF A CONFLICT OR INCONSISTENCY BETWEEN THESE RULES AND REGULATIONS AND THE LEASE, THE LEASE SHALL PREVAIL.

1.	Except as specifically provided in the Lease to which these Rules and Regulations are attached, no sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside of the Premises or the Building without the prior written consent of Landlord. Landlord shall have the right to remove, at Tenant’s expense and without notice, any sign installed or displayed in violation of this rule.

2.	If Landlord objects in writing to any curtains, blinds, shades, screens or hanging plants or other similar objects attached to or used in connection with any window or door of the Premises, or placed on any windowsill, which is visible from the exterior of the Premises, and which is not included in plans approved by Landlord, Tenant shall remove said object.

3.	Tenant shall not obstruct any sidewalks or entrances to the Building, or any halls, passages, exits, entrances, or stairways within the Premises, which are required to be kept clear for health and safety reasons.

4.	No deliveries shall be made which unreasonably impede or interfere with other tenants or the operation of the Project.

5.	Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Fixtures and equipment which cause noise or vibration that may be transmitted to the structure of the Building to such a degree as to be objectionable to other tenants shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate such noise or vibration or reduce such noise and vibration to acceptable levels.

6.	Tenant shall not use any method of heating or air-conditioning other than that shown in Tenant Improvement plans.

7.	Tenant shall not install any radio, television or other antenna,, cell or other communications equipment or other devices on the roof or exterior walls of the Premises except to the extent shown on approved Tenant Improvement plans. Tenant shall not interfere with radio, television or other communications from or in the Premises or elsewhere.

8.	Canvassing, peddling, soliciting and distribution of handbills or any other written material in the Project outside of the Premises are prohibited, and Tenant shall cooperate to prevent such activities.

9.	Tenant shall store all its trash, garbage and Hazardous Material within its Premises or in designated receptacles outside of the Premises. Tenant shall not place in any such receptacle any material which cannot be disposed of in the ordinary and customary manner of trash, garbage and Hazardous Material disposal.

10.	The Premises shall not be used for any illegal or immoral purpose. No cooking shall be done or permitted on the Premises, except that use by Tenant of Underwriter’s Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages or use of microwave ovens for employees use shall be permitted, or equipment shown on approved Tenant Improvement plans, provided that such equipment and use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

EXHIBIT “F”

11.	Without the written consent of the Landlord, Tenant shall not use the name of the Project, if any, in connection with or in promoting or advertising the business of Tenant except as Tenant’s address.

12.	Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord in its reasonable discretion or any governmental agency.

13.	Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

14.	These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of the Lease.

15.	Landlord reserves the right to make such other and reasonable rules and regulations as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the Project, and for the preservation of good order therein, subject to prior notice to Tenant and Tenant’s consent, which will not be unreasonably withheld, conditioned or delayed and provided such additional rule or regulation also applies to the other tenants in the Building. Tenant agrees to abide by all such Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted in accordance with the Lease.

16.	Tenant shall be responsible for the observance of all of the foregoing rules by Tenant’s employees, agents, clients, customers, invitees and guests.

EXHIBIT “F”

EXHIBIT “G”

TENANT’S REMOVABLE PROPERTY

EXHIBIT “G”